UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

BridgeBio Pharma, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BridgeBio Pharma, Inc.

421 Kipling Street

Palo Alto, CA 94301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of BridgeBio Pharma, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 22, 2022, at 9:00 a.m. Pacific time. Our Board of Directors has determined, to facilitate increased shareholder participation and in the interests of public health and safety in connection with the continuing COVID-19 pandemic, that this year’s Annual Meeting will be held virtually via a live interactive audio webcast on the Internet. You will be able to vote and to ask questions of, and engage in dialogue with, members of our Board of Directors and senior management at www.virtualshareholdermeeting.com/BBIO2022 during the meeting. Our Board of Directors intends to hold future stockholder meetings in person or using a “hybrid” in-person and virtual format as soon as practicable once it is safe to do so.

The Annual Meeting will be held for the following purposes:

1.

To elect five (5) directors, Neil Kumar, Ph.D., Charles Homcy, M.D., Douglas A. Dachille, Ronald J. Daniels and Andrew W. Lo, Ph.D., to serve as Class III directors to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2024 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

2.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers.

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.

Proposal 1 relates solely to the election of directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

The Board of Directors has fixed the close of business on Monday, April 25, 2022, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournments of the Annual Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. On or about April 29, 2022, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2021 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2021 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2021 Annual Report on Form 10-K by mail. This process allows us to provide our stockholders with the information that they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

In order to ensure your representation at the Annual Meeting, you are requested to submit your proxy over the Internet, by telephone, or if you received proxy materials by mail, by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you virtually attend the Annual Meeting and electronically submit to the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

By Order of the Board of Directors

BridgeBio Pharma, Inc.

/s/ Neil Kumar
Neil Kumar
Chief Executive Officer

Palo Alto, California

April 29, 2022

Your vote is important, whether or not you expect to attend the Annual Meeting. You are urged to vote either via the Internet or telephone, or, if you received proxy materials by mail, by mail by returning a signed and dated copy of the enclosed proxy card using the enclosed envelope. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

BRIDGEBIO PHARMA, INC. PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

June 22, 2022

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies for use prior to or at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of BridgeBio Pharma, Inc. (the “Company”), a Delaware corporation, to be held virtually at 9:00 a.m., Pacific time, on Wednesday, June 22, 2022, and at any adjournments or postponements thereof for the following purposes:

1.

To elect five (5) directors, Neil Kumar, Ph.D., Charles Homcy, M.D., Douglas A. Dachille, Ronald J. Daniels and Andrew W. Lo, Ph.D., to serve as Class III directors to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2024 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal;

2.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers;

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors has made this proxy statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting, and any adjournment or postponement of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BBIO2022. You will need to have your 16-digit control number included on your proxy card to join the Annual Meeting.

Solicitation

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to stockholders.

Our Board of Directors has made this proxy statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting, and any adjournment or postponement of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of April 25, 2022 (the “Record Date”). The mailing of the Notice to our stockholders is scheduled to begin on or about April 29, 2022. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2022 Annual Meeting of Stockholders, this proxy statement and our 2021 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent by mail. The Notice also provides voting instructions.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 22, 2022:

The Proxy Statement, the accompanying proxy card or voting instruction card and the Company’s 2021 Annual Report on Form 10-K (the “Annual Report”) are available electronically at www.proxyvote.com.

In addition, stockholders may request to receive the proxy materials in printed form by mail or electronically by email on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2022 Annual Meeting of Stockholders, this proxy statement and our 2021 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

Voting Rights and Outstanding Shares

Only holders of record of our common stock as of the close of business on April 25, 2022 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of common stock will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on April 25, 2022, there were 147,692,968 shares of common stock issued and outstanding and eligible to vote.

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the shares of our common stock entitled to vote (present virtually or represented by proxy) will constitute a quorum. We will appoint an inspector of elections for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or virtually at the Annual Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

Votes Required for Each Proposal

To elect our directors and approve the other proposals being considered at the Annual Meeting, the voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No
Non-binding, advisory vote to approve the compensation of our named executive officers	Majority	No
Ratification of Deloitte & Touche LLP	Majority	Yes

“Discretionary Voting Permitted” means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.

“Majority” means a majority of the votes properly cast for and against such matter.

“Plurality” means a plurality of the votes properly cast on such matter. For the election of directors, the five (5) nominees receiving the plurality of votes entitled to vote and cast will be elected as directors.

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Proposal One—Election of Directors. If a quorum is present, the director nominees receiving the highest number of votes, submitted virtually at the Annual Meeting or by proxy, will be elected as directors. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” for any nominee by specifying the name of the nominee on your proxy card. Proposal One is not considered to be a routine item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal Two—Non-binding, advisory vote to approve the compensation of our named executive officers. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Two is not considered to be a routine item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the outcome of the non-binding, advisory vote to approve the compensation of our named executive officers.

Proposal Three—Approval of the Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Three is considered to be a routine item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

We request that you vote your shares by proxy following the methods as instructed by the Notice: over the Internet, by telephone or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR: (i) the election of each of the Company’s five (5) nominees as directors; (ii) the non-binding, advisory vote to approve the compensation of our named executive officers; (iii) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022; and (iv) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

Voting by Proxy Over the Internet or by Telephone

Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by telephone are set forth on the Notice. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on Tuesday, June 21, 2022. The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

If you are a stockholder of record as of April 25, 2022, you may vote online by attending the virtual Annual Meeting and following the instructions posted at www.virtualshareholdermeeting.com/BBIO2022. If you hold your shares through a bank, broker or other nominee and do not have a 16-digit control number but wish to vote online at the meeting, you must contact your broker, bank or other nominee so that you can be provided with a control number or legal proxy.

Those without a control number may attend as guests of the Annual Meeting. Guests will not have the option to vote or ask questions during the meeting.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this Proxy Statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Attending the Annual Meeting

This year’s Annual Meeting will be held entirely online to facilitate increased shareholder participation and in the interests of public health and safety in connection with the continuing COVID-19 pandemic. You will be able to attend the Annual Meeting online by accessing www.virtualshareholdermeeting.com/BBIO2022.

To join the Annual Meeting as a stockholder, you will need to have your 16-digit control number, which can be found on the Notice, voting instruction form or proxy card you received. If your shares are held in “street name” through a broker, bank or other nominee and you do not have a 16-digit control number, you must contact such broker, bank or nominee so that you can be provided with a control number or legal proxy. Those without a control number may attend as guests of the Annual Meeting but will not have the option to vote or ask questions during the meeting.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Pacific Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

Log in Instructions

To attend the online Annual Meeting, log in at www.virtualshareholdermeeting.com/BBIO2022. To participate as a stockholder, you will need your 16-digit control number, which can be found on the Notice, voting instruction form or proxy card you received. In the event that you hold your shares through a bank, broker or other nominee and do not have a control number, please contact such broker, bank or other nominee as soon as possible, so that you can be provided with a control number or legal proxy and gain access to the meeting. Those without a control number may attend as guests of the Annual Meeting but will not have the option to vote or ask questions during the meeting.

Submitting Questions at the Virtual Annual Meeting

If you have logged into the Annual Meeting using your 16-digit control number and wish to ask a question during the meeting, you may do so on the virtual meeting website by typing your question into the “Ask a Question” field, and clicking “Submit.” Those without a control number will not have the option to ask questions during the meeting.

If questions submitted are repetitive as to a particular topic, the Chair of the meeting may limit discussion on such topic. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion. We will also hold a question and answer period at the end of the meeting, as time permits, during which time we welcome questions not relating to specific proposals.

For further details, please review the Annual Meeting’s Rules of Conduct, which will be posted on www.virtualshareholdermeeting.com/BBIO2022 during the Annual Meeting.

Annual Meeting Technical Assistance

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

Availability of Live Webcast to Team Members and Other Constituents

The live audio webcast will be available to not only our stockholders but also our team members and other constituents.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s Secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Annual Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then virtually attend the Annual Meeting and desire to vote are requested to notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Brian C. Stephenson, Secretary, c/o BridgeBio Pharma, Inc., at the address of our principal executive offices at 421 Kipling Street, Palo Alto, CA 94301. Our telephone number is (650) 391-9740. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may submit proposals to the Board of Directors to be presented at the 2023 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than December 30, 2022 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. If the date of the 2023 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after March 24, 2023.

Our Amended and Restated Bylaws (“Bylaws”) also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than February 22, 2023 and no later than March 24, 2023. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.

To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 23, 2023.

The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our amended and restated certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. The terms of the Class III directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, or the Nominating and Corporate Governance Committee, the Board of Directors’ nominees for election by the stockholders are the current Class III members: Neil Kumar, Ph.D., Charles Homcy, M.D., Douglas A. Dachille, Ronald J. Daniels and Andrew W. Lo, Ph.D. If elected, each nominee will serve as a director until the date of the annual meeting of stockholders following the year ending December 31, 2024 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

Our Board of Directors is currently comprised of fifteen (15) members. If each of the Class III director nominees is elected at the Annual Meeting, the composition of our Board of Directors will be as follows: Class I: James C. Momtazee, Brenton L. Saunders, Richard H. Scheller, Ph.D., Randal W. Scott, Ph.D. and Hannah A. Valantine, M.D.; Class II: Eric Aguiar, M.D., Jennifer E. Cook, Andrea J. Ellis, Fred Hassan and Ali J. Satvat; and Class III: Neil Kumar, Ph.D., Charles Homcy, M.D., Douglas A. Dachille, Ronald J. Daniels and Andrew W. Lo, Ph.D.

In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the date of the annual meeting of stockholders following the year ending December 31, 2024 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal. Each nominee is currently a director. The Board of Directors expects that each nominee will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors. The biographies of our directors and their ages as of March 31, 2022 are set forth below.

Name	Age	Position
Neil Kumar, Ph.D.	43	Chief Executive Officer and Director
Eric Aguiar, M.D.(1)	60	Director
Jennifer E. Cook	56	Director
Douglas A. Dachille(3)	57	Director
Ronald J. Daniels(2)	62	Director
Andrea J. Ellis(1)	36	Director
Fred Hassan(2)	76	Director
Charles Homcy, M.D.	73	Director and Lead Director
Andrew W. Lo, Ph.D.(3)	61	Director
James C. Momtazee	50	Director
Ali J. Satvat(3)	44	Director
Brenton L. Saunders(2)	52	Director
Richard H. Scheller, Ph.D.	68	Director
Randal W. Scott, Ph.D.(1)	64	Director
Hannah A. Valantine, M.D.(3)	70	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Nominees for Director

Class III:

The persons listed below are nominated for election to Class III of the Board of Directors to serve a three-year term ending on the date of the annual meeting of stockholders following the year ending December 31, 2024 and until their successors are elected and qualified, or until such director’s earlier death, resignation or removal.

The Board of Directors recommends that you vote FOR the following nominees.

Neil Kumar, Ph.D. is a co-founder and has served as our Chief Executive Officer and a member of our Board of Directors since April 2015. Dr. Kumar has also served as the Chief Executive Officer of our subsidiary, Eidos Therapeutics, Inc. (formerly Nasdaq: EIDX), a clinical-stage biopharmaceutical company, and a member of Eidos Therapeutics’ board of directors since March 2016. Prior to that, he served as the interim vice president of business development at MyoKardia, Inc. (formerly Nasdaq: MYOK, acquired by Bristol Myers Squibb), a clinical-stage biopharmaceutical company, from 2012 to 2014. Prior to that, Dr. Kumar served as a principal at Third Rock Ventures, a venture capital firm, from 2011 to 2014. Before joining Third Rock Ventures, he served as an associate principal at McKinsey & Company, a worldwide management consulting firm, from 2007 to 2011. Dr. Kumar has served as a member of the board of directors of LianBio (Nasdaq: LIAN) since October 2019. He received his B.S. and M.S. degrees in chemical engineering from Stanford University and received his Ph.D. in chemical engineering from the Massachusetts Institute of Technology. Dr. Kumar’s qualifications to serve on our Board of Directors include his role as our principal executive officer and his extensive experience as an executive officer of biotechnology companies.

Charles Homcy, M.D. has served as a member of our Board of Directors since November 2018, our Chairman of Pharmaceuticals since February 2019, and our Lead Director since February 2020. In 2010, Dr. Homcy joined Third Rock Ventures, a venture capital firm, where he currently serves on the Scientific Advisory Board. He served as president and chief executive officer of Portola Pharmaceuticals, Inc. (Nasdaq: PTLA), a clinical biotechnology company, since co-founding the company in 2003 until 2010. Prior to that, Dr. Homcy served as the president of research and development at Millennium Pharmaceuticals, Inc. (currently, Takeda Oncology), a biopharmaceutical company, following its acquisition of COR Therapeutics, Inc. in 2002. He joined COR Therapeutics, a biopharmaceutical company, in 1995 as executive vice president of research and development, and he served as a director of the company from 1998 to 2002. Dr. Homcy was a clinical professor of medicine at the University of California, San Francisco Medical School, and attending physician at the San Francisco Veterans Affairs Hospital from 1997 to 2011. He was previously president of the medical research division of American Cyanamid-Lederle Laboratories, a division of Wyeth-Ayerst Laboratories. He currently serves on the board of directors of Maze Therapeutics, Inc., a biopharmaceutical company, and was formerly a director of Portola Pharmaceuticals from 2004 until March 2019, and Global Blood Therapeutics, Inc. (Nasdaq: GBT) from 2012 until June 2019. Dr. Homcy holds a B.A. and an M.D. from Johns Hopkins University and currently serves on its board of trustees. Dr. Homcy’s qualifications to serve on our Board of Directors include his significant experience building and leading successful biotechnology companies and his scientific expertise.

Douglas A. Dachille has served as a member of our Board of Directors since August 2021. Mr. Dachille served as Executive Vice President and Chief Investment Officer for American International Group, Inc. (“AIG”) (NYSE: AIG) from September 2015 to June 2021. Before assuming these roles at AIG, Mr. Dachille served as Chief Executive Officer of First Principles Capital Management, LLC (“First Principles”), an investment management firm, from September 2003 until its acquisition by AIG in September 2015. Prior to co-founding First Principles, he was President and Chief Operating Officer of Zurich Capital Markets. Mr. Dachille began his career at JPMorgan Chase, where he served as Global Head of Proprietary Trading and Co-Treasurer. Mr. Dachille earned his bachelor’s degree in a special joint program through Union University and Albany Medical College and an M.B.A. in finance from the University of Chicago. Mr. Dachille’s qualifications to serve on our Board of Directors include his decades of investment management experience, strategic expertise, and previous service as a board observer for the Company.

Ronald J. Daniels has served as a member of our Board of Directors since February 2020. Mr. Daniels has been the president of Johns Hopkins University since March 2009. He is a member of the Board of Managers of the Johns Hopkins Applied Physics Laboratory and the chair of the Executive Committee of Johns Hopkins Health System. A law and economics scholar, Mr. Daniels is author or editor of seven books and dozens of scholarly articles. Before joining Johns Hopkins University, he served as Provost and a Professor of Law at the University of Pennsylvania and Dean and James M. Tory Professor of Law of the Faculty of Law at the University of Toronto. Mr. Daniels has also served as a director of T. Rowe Price funds since January 2018. Mr. Daniels earned an L.L.M. from Yale University in 1988 and a J.D. in 1986 from the University of Toronto. He received a B.A. from the University of Toronto in 1982 in political science and economics. Mr. Daniels’ qualifications to serve on our Board of Directors include his extensive experience as a professor and now a leader at of one of the world’s premier science institutions.

Andrew W. Lo, Ph.D. has served as a member of our Board of Directors since June 2020. Dr. Lo is the Charles E. and Susan T. Harris Professor at the MIT Sloan School of Management, director of the MIT Laboratory for Financial Engineering, a principal investigator at the MIT Computer Science and Artificial Intelligence Laboratory, and an affiliated faculty member of the MIT Department of Electrical Engineering and Computer Science, and has served as a professor at the MIT Sloan School of Management and MIT Department of Electrical Engineering and Computer Science since 1988. He is also an external faculty member of the Santa Fe Institute and a research associate of the National Bureau of Economic Research. Dr. Lo currently serves on the board of directors of clinical-stage and preclinical biopharmaceutical companies, including AbCellera Biologics Inc. (Nasdaq: ABCL) since December 2021, Roivant Sciences, Inc. (Nasdaq: ROIV) since July 2016 and Atomwise Inc. since June 2021. Dr. Lo holds a B.A. in Economics from Yale University and a Ph.D. in Economics from Harvard University. Dr. Lo’s qualifications to serve on our Board of Directors include his extensive experience as a professor and a leader at two premier educational institutions.

Current Directors

Class I: Currently Serving Until the 2023 Annual Meeting

James C. Momtazee has served as a member of our Board of Directors since March 2016 and as our Senior Advisor – Transactions from February 2020 until January 2021. He is the Managing Partner of Patient Square Capital, LP, a dedicated health care investment firm. He was previously a Member of Kohlberg Kravis Roberts & Co. L.P., a private equity and alternative asset management firm (“KKR”), and had been employed by KKR for 21 years ending in July 2019. Mr. Momtazee currently serves on the board of directors of Roivant Sciences, Inc. (Nasdaq: ROIV), Apollo Therapeutics Ltd., Kriya Therapeutics, Inc. and the Medical Device Manufacturers Association. He previously served on the boards of directors of Jazz Pharmaceuticals plc (Nasdaq: JAZZ), a biopharmaceutical company, from 2004 to 2014, HCA Healthcare Inc. (formerly HCA Holdings Inc.; NYSE: HCA), a health care services company, from 2006 to 2014, and Entellus Medical, Inc., a medical technology company, from 2017 to 2018. He received an A.B. from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Mr. Momtazee’s qualifications to serve on our Board of Directors include his expertise in corporate governance, the healthcare industry and in financing and financial matters.

Brenton L. Saunders has served as a member of our Board of Directors since June 2020. Mr. Saunders is currently Executive Chairman of the Beauty Health Company (Nasdaq: SKIN) since May 2021 and was previously Chairman and Co-Founder of Vesper Healthcare Acquisitions Corp. Mr. Saunders served as the President and Chief Executive Officer of Allergan from 2014 and as Chairman from 2016 to May 2020. Prior to its acquisition by Allergan, Mr. Saunders served as the Chief Executive Officer, President, and Director of Forest Laboratories, Inc. Before joining Forest Laboratories, Mr. Saunders served as Chief Executive Officer of Bausch + Lomb Incorporated from 2010 to 2013. Mr. Saunders currently serves on the board of directors of Cisco Systems Inc., a technology conglomerate (Nasdaq: CSCO), OcuTerra Therapeutics, Inc., and Osmind Inc. Mr. Saunders holds a B.A. in Economics and Eastern Asian Studies from University of Pittsburgh, a J.D. from Temple School of Law and an M.B.A. from Temple University School of Business. Mr. Saunders’ qualifications to serve on our Board of Directors include his extensive experience building and leading successful biopharmaceutical companies.

Richard H. Scheller, Ph.D. has served as a member of our Board of Directors since January 2018 and as our Chairman of Research & Development effective as of January 2019. Dr. Scheller served as the Chief Science Officer and Head of Therapeutics at 23andMe, a personal genetics company, from 2015 to April 2019. Previously, Dr. Scheller was the Executive Vice President of Research and Early Development and a member of the Executive Committee at Genentech, Inc., a biotechnology corporation, from February 2001 to December 2014. From January 2009 to December 2014, Dr. Scheller was also a member of the Enlarged Executive Committee at Hoffmann-La Roche Ltd, a pharmaceutical company. Dr. Scheller currently serves as a member of the board of directors ORIC Pharmaceuticals, Inc., a biopharmaceutical company, since February 2015, Alector, Inc., a biopharmaceutical company (Nasdaq: ALEC), since October 2018, DiCE Therapeutics, Inc., a biopharmaceutical company (Nasdaq: DICE), since December 2015 and Maze Therapeutics, Inc., a biopharmaceutical company, since July 2019. Dr. Scheller holds a B.Sc. in Biochemistry from the University of Wisconsin-Madison and a Ph.D. in Chemistry from the California Institute of Technology. He completed his post-doctorate in Molecular Neurobiology at Columbia University and was also a post-doctorate fellow at the California Institute of Technology. Dr. Scheller’s qualifications to serve on our Board of Directors include his scientific background and his senior management experience in the pharmaceutical industry.

Randal W. Scott, Ph.D. has served as a member of our Board of Directors since June 2020. Dr. Scott is the cofounder of Invitae Corporation, a genetic information company (NYSE: NVTA), where he served as the Chairman and CEO from 2012 to 2017 and the Executive Chairman from 2017 to 2019. Dr. Scott served on the board of Invitae from 2010 until August 2019. Prior to that, Dr. Scott cofounded Genomic Health, Inc., a genetic research company (Nasdaq: GHDX), where he served as the Chairman and CEO from 2000 to 2009 and the Executive Chairman from 2009 to 2012. Dr. Scott holds a B.S. in Chemistry from Emporia State University and a Ph.D. in Biochemistry from the University of Kansas. Dr. Scott’s qualifications to serve on our Board of Directors include his significant experience building and leading successful biopharmaceutical companies and his scientific expertise.

Hannah A. Valantine, M.D. has served as a member of our Board of Directors since October 2021. Dr. Valantine currently serves as Professor of Medicine at Stanford University School of Medicine, where she has been a faculty member since 1987. From April 2014 to September 2020, Dr. Valantine served as Chief Officer for Scientific Workforce Diversity at the National Institutes of Health, and as a Senior Investigator in the Intramural Research Program at the National Heart, Lung, and Blood Institute. From November 2004 to April 2014, Dr. Valantine was Professor of Cardiovascular Medicine and the Senior Associate Dean for Diversity and Leadership at Stanford University. In collaboration with her colleagues at Stanford University, Dr. Valantine co-invented the technology for donor derived cell-free DNA for diagnosis of transplant rejection, which is currently licensed and used to monitor patients for early detection of acute rejection. Dr. Valantine has served on the board of directors of Pacific Biosciences of California, Inc. (Nasdaq: PACB) since June 2021, and of CareDx, Inc. (Nasdaq: CDNA) since July 2021. Dr. Valantine also serves as Principal and Founder of HAV LLC, a consulting company for diversity, equity and inclusion that she founded in January 2021. Dr. Valantine received her M.B.B.S., M.R.C.P. and M.D. at St Georges Hospital/London University. Dr. Valantine’s qualifications to serve on our Board of Directors include her extensive experience in the life sciences industry and her background in academic medicine.

Class II: Currently Serving Until the 2024 Annual Meeting

Eric Aguiar, M.D. has served as a member of our Board of Directors since March 2019. Dr. Aguiar has been a partner at Aisling Capital since January 2016 and prior to that was a partner at Thomas, McNerney and Partners, a healthcare venture capital and growth equity fund, since 2007. Prior to joining that firm, he was a Managing Director of HealthCare Ventures, a healthcare focused venture capital firm, from 2001 to 2007. Dr. Aguiar currently serves on the board of directors of Invitae Corporation (NYSE: NVTA) since September 2010. He also serves on the board of directors of Biomea Fusion, a biopharmaceutical company (Nasdaq: BMEA). He served on the board of directors of Eidos Therapeutics, Inc. (formerly Nasdaq: EIDX) from March 2018 to August 2020. He served on the board of directors of Biohaven Corporation (NYSE: BHVN) from October 2016 to January 2020. Dr. Aguiar is a member of the Council on Foreign Relations. Dr. Aguiar received his medical degree with honors from Harvard Medical School. He graduated with honors from Cornell University as a College Scholar. He was also a Luce Fellow and is a Chartered Financial Analyst. Dr. Aguiar’s qualifications to serve on our Board of Directors include his medical and finance background and experience as an investor in life science companies.

Jennifer E. Cook has served as a member of our Board of Directors since December 2019. She is currently the owner and principal of Jennifer Cook Consulting since July 2019. Ms. Cook has served as a member of the board of directors of Denali Therapeutics, Inc. (Nasdaq: DNLI) since November 2018, Ambys Medicines since March 2020, Gyroscope Therapeutics Limited since November 2020, and Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ) since November 2020. Ms. Cook served as the Chief Executive Officer of GRAIL from January 2018 to June 2019. Previously, Ms. Cook was at Roche Pharmaceuticals and Genentech, where she held a number of senior management positions; from January 2017 to December 2017, Ms. Cook served as Senior Vice President, Global Head of Clinical Operations for Roche Pharmaceuticals; from September 2013 to December 2016, Ms. Cook served as Head of Region Europe Pharma for Roche Pharmaceuticals; and from July 2010 to September 2013, Ms. Cook served as the Senior Vice President, Business Unit Head Immunology and Ophthalmology for Genentech. Ms. Cook holds a B.A. in human biology and an M.S. in biology from Stanford University, as well as an M.B.A. from the Haas School of Business at the University of California, Berkeley. Ms. Cook’s qualifications to serve on our Board of Directors include her extensive experience as a senior management executive of healthcare and biotechnology companies, including as the senior vice president of one of the world’s largest healthcare companies.

Andrea J. Ellis has served as a member of our Board of Directors since August 2021. Mrs. Ellis has served as the Chief Financial Officer of Neutron Holdings, Inc. d/b/a Lime, an innovative transportation technology company that offers access to shared electric scooters, bikes and mopeds that is built on sustainability, since June 2020. From 2015 to 2020, Mrs. Ellis held numerous positions at Restaurant Brands International (RBI), the parent company of Burger King, Popeyes, and Tim Hortons, including as General Manager of Central Division, Popeyes from 2019 to 2020. Mrs. Ellis started her career at Goldman Sachs, working in Investment Banking from 2012 to 2015 and Equities Trading from 2007 to 2010. Mrs. Ellis earned her bachelor’s degree in biology from the University of Pennsylvania and an M.B.A. from Harvard Business School. Mrs. Ellis’ qualifications to serve on our Board of Directors include her background in finance and in the technology and food sector.

Fred Hassan has served as a member of our Board of Directors since August 2021. Mr. Hassan currently serves as Director of Warburg Pincus LLC, a global private equity investment institution, which he joined in 2009. Previously, Mr. Hassan served as Chairman and Chief Executive Officer of Schering-Plough from 2003 to 2009. Before assuming these roles, from 2001 to 2003, Mr. Hassan was Chairman and Chief Executive Officer of Pharmacia Corporation, a company formed through the merger of Monsanto Company and Pharmacia & Upjohn, Inc. He joined Pharmacia & Upjohn, Inc. as Chief Executive Officer in 1997. Mr. Hassan has served as a director of Precigen, Inc. (Nasdaq: PGEN) since 2016 and Prometheus Biosciences, Inc. (Nasdaq: RXDX) since May 2021. Previously, Mr. Hassan served as a director of Time Warner Inc. (now Warner Media, LLC) from October 2009 to June 2018 and as a director of Avon Products, Inc. from 1999 until 2013. He was Chairman of the board of Bausch & Lomb from 2010 until its acquisition by Valeant Pharmaceuticals International, Inc. in 2013 and served on the board of Valeant Pharmaceuticals from 2013 to 2014. Mr. Hassan earned his bachelor’s degree in chemical engineering from the Imperial College of Science and Technology at the University of London and an M.B.A. from Harvard Business School. Mr. Hassan’s qualifications to serve on our Board of Directors include his extensive experience leading and scaling global pharmaceutical companies and advising major corporations as a director.

Ali J. Satvat has served as a member of our Board of Directors since March 2016. Mr. Satvat joined Kohlberg Kravis Roberts & Co. L.P., a global investment firm, in January 2012 and is a Partner, Co-Head of the Health Care industry team within KKR’s Americas Private Equity platform, and Global Head of KKR Health Care Strategic Growth. Mr. Satvat is a member of the Investment Committee for KKR’s Americas Private Equity platform and chairs the Investment Committee for KKR Health Care Strategic Growth. Mr. Satvat has served as a member of the boards of directors of Coherus BioSciences, Inc. (Nasdaq: CHRS), a biopharmaceutical company, since May 2014, Impel NeuroPharma, Inc. (Nasdaq: IMPL) since December 2018, Eidos Therapeutics, Inc. (formerly Nasdaq: EIDX), a biopharmaceutical company, from June 2018 through January 2021, PRA Health Sciences, Inc. (Nasdaq: PRAH), a global contract research organization, from September 2013 through April 2018, and numerous privately held companies. Prior to joining KKR, Mr. Satvat was a Principal with Apax Partners, a global private equity firm, where he invested in health care from 2006 to 2012. Previously, Mr. Satvat held various positions with Johnson & Johnson Development Corporation, a venture capital subsidiary of Johnson & Johnson, Audax Group, a private equity firm, and The Blackstone Group, a global investment firm. Mr. Satvat holds an A.B. in History and Science from Harvard College and an M.B.A. in Health Care Management and Entrepreneurial Management from the Wharton School of the University of Pennsylvania. Mr. Satvat previously served as a member of the board of directors of the Healthcare Private Equity Association. Mr. Satvat’s qualifications to serve on our Board of Directors include his expertise in corporate governance, financing, and financial matters and his extensive investment experience in the health care industry.

Board Diversity

Our Board of Directors believes that directors who provide a significant breadth of experience, knowledge and abilities in areas relevant to our business, while also representing a diversity in race, ethnicity and gender, contribute to a well-balanced and effective board. Presently, 47% of our Board members identify as members of underrepresented communities.

As required by rules of the Nasdaq Stock Market (“Nasdaq”) that were approved by the Securities and Exchange Commission in August 2021, we are providing information about the gender and demographic diversity of our directors in the format required by Nasdaq rules. The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification. Directors who did not answer or indicated that they preferred not to answer a question are shown as “did not disclose demographic background” below.

Board Diversity Matrix as of February 16, 2022
Total Number of Directors	15
	Female	Male
Part I: Gender Identity
Directors	3	12
Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian	1	3
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	1	8
Two or More Races or Ethnicities		2
LGBTQ+
Did Not Disclose Demographic Background	1

Board of Directors’ Role in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, strategic direction, clinical and regulatory matters, operations and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate committee of the Board of Directors in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board of Directors meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.

Board of Directors and Committees of the Board

During 2021, our Board of Directors held a total of four meetings. All directors attended at least 75% of the aggregate of the number of Board meetings and meetings of the Board committees on which each such director served during the time each such director served on the Board of Directors or such committees.

Our Board of Directors has determined that all of our directors, except for Drs. Kumar, Homcy and Scheller, Mr. Momtazee and Ms. Cook, are independent, as determined in accordance with the rules of Nasdaq and the SEC. In making such independence determination, the Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors also considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Copies of our Amended and Restated Audit Committee, Amended and Restated Compensation Committee and Amended and Restated Nominating and Corporate Governance Committee charters and our corporate governance guidelines are available, free of charge, on our website at https://bridgebio.com, under the “Investors/Corporate Governance” link.

Audit Committee

Mrs. Ellis and Drs. Aguiar and Scott currently serve on the Audit Committee, which is chaired by Mrs. Ellis. All of the members of our Audit Committee meet the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC. In addition, our Board of Directors has determined that Dr. Aguiar is an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

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recommending, based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases and scripts.

During 2021, the Audit Committee held five meetings.

Compensation Committee

Messrs. Saunders, Daniels and Hassan currently serve on the Compensation Committee, which is chaired by Mr. Saunders. All of the members of our Compensation Committee are independent, as defined under and required by Rule 10C-1 of the Exchange Act and the Nasdaq rules. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer;

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evaluating the performance of the Chief Executive Officer in light of such corporate goals and objectives and determining, or recommending to the Board of Directors, the compensation of the Chief Executive Officer;

•	reviewing and approving, or recommending to the Board of Directors, the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation structure, policies and programs;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	retaining and approving the compensation of any compensation advisors;

•	evaluating and determining the achievement of milestones under any incentive or equity-based awards to officers, consultants and other employees;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	acting as administrator of our equity and incentive plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and discussing with management the compensation disclosure to be included in our annual proxy statement or Annual Report on Form 10-K;

•	reviewing and approving the peer group of companies used to inform our evaluation of compensation for our employees and directors;

•	periodically conducting a performance evaluation of the Compensation Committee and reporting such results to the Board of Directors; and

•	reviewing and reassessing the adequacy of the Compensation Committee Charter annually and submitting any proposed changes to the Board of Directors for approval.

During 2021, the Compensation Committee held two meetings.

Nominating and Corporate Governance Committee

Messrs. Satvat and Dachille and Drs. Lo and Valantine currently serve on the Nominating and Corporate Governance Committee, which is chaired by Mr. Satvat. All of the members of our Nominating and Corporate Governance Committee are independent, as defined under and required by current Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders;

•	reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines;

•	developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner; and

•	overseeing the evaluation of the Board of Directors and management.

During 2021, the Nominating and Corporate Governance Committee held two meetings.

Board Leadership

We do not currently have a Chairman of the Board of Directors; however, we have designated Dr. Homcy as our Lead Director. We believe that separating the positions of Chief Executive Officer and Lead Director has the potential to allow our Chief Executive Officer to focus on our day-to-day business, while allowing our Lead Director to lead our Board of Directors in its fundamental role of providing advice to and oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as a Lead Director, particularly as our Board of Directors’ oversight responsibilities continue to grow.

While our Bylaws and corporate governance guidelines do not require that we appoint a separate Chairman of the board or lead independent director and Chief Executive Officer, our Board of Directors believes that having a Chief Executive Officer and a separate Lead Director provides the appropriate leadership structure for us and demonstrates our commitment to good corporate governance.

Director Nominations

The director qualifications developed to date focus on what our Board of Directors believes to be essential competencies to effectively serve on the Board of Directors. The Nominating and Corporate Governance Committee must reassess such criteria from time to time and submit any proposed changes to the Board of Directors for approval. Presently, at a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee it recommends (i) has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, with superior credentials and recognition, (iii) is well regarded in the community and has a long-term reputation for high ethical and moral standards, (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve, and (v) to the extent such nominee serves or has previously served on other boards, the nominee has a demonstrated history of actively contributing at board meetings.

In addition to those minimum qualifications, the Nominating and Corporate Governance Committee recommends that our Board of Directors select persons for nomination to help ensure that:

•	a majority of our Board of Directors is “independent” in accordance with Nasdaq standards;

•	each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised entirely of independent directors; and

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at least one member of the Audit Committee shall have the experience, education and other qualifications necessary to qualify as an “Audit Committee financial expert” as defined by the rules of the SEC.

In addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and compensation of the Board of Directors, the Nominating and Corporate Governance Committee may consider the following factors when recommending that our Board of Directors select persons for nomination:

•	whether a nominee has direct experience in the biotechnology or pharmaceuticals industry or in other fields relevant to the Company’s operations; and

•	whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.

The Nominating and Corporate Governance Committee adheres to the following process for identifying and evaluating nominees for the Board of Directors. First, it solicits recommendations for nominees from non-management directors, our Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee then reviews and evaluates the qualifications of proposed nominees and conducts inquiries it deems appropriate; all proposed nominees are evaluated in the same manner, regardless of who initially recommended such nominee. In reviewing and evaluating proposed nominees, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by our Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed nominee, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.

If the Nominating and Corporate Governance Committee decides to retain a third-party search firm to identify proposed nominees, it has sole authority to retain and terminate such firm and to approve any such firm’s fees and other retention terms.

Each nominee for election as director at the 2022 Annual Meeting is recommended by the Nominating and Corporate Governance Committee and is presently a director and standing for election by the stockholders. From time to time, the Company may pay fees to third-party search firms to assist in identifying and evaluating potential nominees, although no such fees have been paid in connection with nominations to be acted upon at the 2022 Annual Meeting.

Pursuant to our Bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record at the time of giving the notice, entitled to vote at the meeting, present (in person or by proxy) at the meeting and must comply with the notice procedures in our Bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination may not be made at a special meeting unless such special meeting is held in lieu of an annual meeting. The stockholder’s notice must include the following information for the person making the nomination:

•	name and address;

•	the class and number of shares of the Company owned beneficially or of record;

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disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price of value of shares of the Company;

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any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship engaged in for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

•	any rights to dividends or other distributions on the shares that are separate from the underlying shares;

•	any performance-related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company;

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a description of all agreements, arrangements or understandings by and between the proposing stockholder and another person relating to the proposed business (including an identification of each party to such agreement, arrangement or understanding and the names, addresses and class and number of shares owned beneficially or of record of other stockholders known by the proposing stockholder support such proposed business);

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a statement whether or not the proposing stockholder will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all shares of capital stock required to approve the proposal or, in the case of director nominations, at least the percentage of voting power of all of the shares of capital stock reasonably believed by the proposing stockholder to be sufficient to elect the nominee; and

•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

With respect to proposed director nominees, the stockholder’s notice must include all information required to be disclosed in a proxy statement in connection with a contested election of directors or otherwise required pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

For matters other than the election of directors, the stockholder’s notice must also include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder(s) proposing the business.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The Board of Directors, a designated committee thereof or the chair of the meeting will determine if the procedures in our Bylaws have been followed, and if not, declare that the proposal or nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee’s independence. There have been no material changes to the process by which stockholders may recommend nominees to our Board of Directors.

Stockholder Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors at our principal executive offices at the address set forth above. The Company will forward all correspondence addressed to the Board of Directors or any individual Board member. Stockholders may also communicate online with our Board of Directors as a group by accessing our website (https://bridgebio.com) and selecting the “Investors” tab and “Contact IR”.

Director Attendance at Annual Meetings

Directors are encouraged to attend the Annual Meeting. All of our eleven directors then serving on our Board of Directors attended our 2021 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

During 2021, the members of our Compensation Committee included Dr. Aguiar and Mr. Satvat. None of the members of our Compensation Committee was an officer or employee of the Company while serving on the Compensation Committee during 2021, a former officer of the Company, or had any other relationships with us requiring disclosure herein, except that Mr. Satvat serves as a Partner of Kohlberg Kravis Roberts & Co. L.P., which is an affiliate of KKR Genetic Disorder L.P., a holder of more than 5% of our outstanding common stock, and which is an affiliate of KKR Capital Markets LLC, which acted as an initial purchaser in connection with certain of our note offerings, as underwriter in connection with a registered sale of our common stock and as an advisor in connection with our loan facility entered into in November 2021. See the section titled “Certain Relationships and Related Party Transactions—Agreements and Transactions with 5% Stockholders and Their Affiliates—Participation in Our Offerings and Advisory Services” for more information. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Compensation

Our Amended and Restated Director Compensation Policy (the “Amended Policy”) was approved by the stockholders on December 15, 2021 and is applicable from January 1, 2022 through December 31, 2025. The Amended Policy reduced the annual equity awards to each director who is not serving as our Chief Executive Officer (an “Outside Director”) from $1,200,000 in 2021 to $550,000 in 2022; maintains the initial non-statutory stock option grant upon election at $1,200,000; maintains the annual cash retainer for membership on the Board of Directors by Outside Directors at $50,000; limits annual director compensation to $600,000 in calendar years subsequent to the calendar year in which an Outside Director is first elected to the Board of Directors; and continues the practice of no compensation to our Chief Executive Officer for service on the Board of Directors.

In 2021, our directors were eligible to receive the following cash retainers and equity awards pursuant to our prior Director Compensation Policy (such policy prior to the amendment in December 2021, the “Prior Policy”):

Annual Retainer for Board Membership	$50,000
Initial Non-Statutory Stock Option Grant upon Election	$1,200,000
Annual Non-Statutory Stock Option Grant	$1,200,000

Effective January 1, 2022, our directors are eligible to receive the following cash retainers and equity awards pursuant to the Amended Policy:

Annual Retainer for Board Membership	$50,000
Initial Non-Statutory Stock Option Grant upon Election	$1,200,000
Annual Non-Statutory Stock Option Grant	$550,000

Annual Retainer for Board Membership

Our policy in effect during 2021 provided that each Outside Director received a cash retainer in the amount of $50,000 for general availability and participation in meetings and conference calls of our Board of Directors. No additional compensation was paid for attending individual Board meetings, serving on committees of the Board of Directors or attending committee meetings. Cash retainers owing to Outside Directors were annualized, meaning that with respect to directors who join the Board of Directors during the calendar year, such amounts were pro-rated based on the number of calendar days served by such director.

Initial Equity Grant Upon Election

Our policy in effect during 2021 provided that, upon initial election to our Board of Directors, each Outside Director would receive an initial, one-time grant of a non-statutory stock option with a value of $1,200,000, with an exercise price per share equal to the closing price of a share of our common stock on the date of grant and a term of ten years, that vests in three equal annual installments over three years; provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting (the “Initial Grant”).

Annual Equity Grant

In addition, our policy in effect during 2021 provided that, on the date of each of our annual meetings of stockholders, each Outside Director who would continue as a member of our Board of Directors following such annual meeting and who had not received an Initial Grant in the same calendar year would receive a grant of a non-statutory stock option on the date of such annual meeting with a value of $1,200,000, with an exercise price per share equal to the closing price of a share of our common stock on the date of grant and a term of ten years, that vests in three equal annual installments over three years; provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting (the “Annual Grant”). The Amended Policy has reduced the value of the Annual Grant from $1,200,000 to $550,000, effective as of January 1, 2022.

The Initial Grants and Annual Grants are subject to full accelerated vesting upon a “sale event,” as defined in the 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan (as amended from time to time, the “2021 Plan”).

The policy in effect during 2021 also provided that the aggregate amount of compensation, including both equity compensation and cash compensation, awarded to any Outside Director in a calendar year would not exceed $1,250,000 (or such other limit as may be set forth in the 2021 Plan or any similar provision of a successor plan).

Effective as of January 1, 2022, the Amended Policy has limited annual director compensation, including both equity compensation and cash compensation, to $600,000 for calendar years subsequent to the calendar year in which an Outside Director is first elected to the Board of Directors.

Our Chief Executive Officer received no additional compensation for his service as a director.

We reimburse all reasonable out-of-pocket expenses incurred by our Outside Directors for their attendance at meetings of our Board of Directors or any committee thereof.

The following table presents the total compensation for each person who served as an Outside Director during the year ended December 31, 2021, pursuant to the Prior Policy. The compensation received by Dr. Kumar as Chief Executive Officer is presented in “Executive Compensation—2021 Summary Compensation Table” below.

Name(1)	Fees earned or paid in cash ($)		Stock awards ($)(2)		Option awards ($)(2)		All other compensation ($)		Total ($)
Eric Aguiar, M.D.	50,000	(3)	—		1,199,989		—		1,249,989
Jennifer E. Cook	50,000	(4)	—		1,199,989		—		1,249,989
Douglas A. Dachille	18,705	(5)	—		1,199,998		—		1,218,702
Ronald J. Daniels	50,000		—		1,199,989		—		1,249,989
Andrea J. Ellis	18,705	(5)	—		1,199,998		—		1,218,702
Fred Hassan	18,705	(5)(6)	—		1,199,998		—		1,218,702
Charles Homcy, M.D.	50,000		109,375	(7)	2,199,979	(7)	511,600	(8)	2,870,954
Andrew W. Lo, Ph.D.	50,000		—		1,199,989		—		1,249,989
James C. Momtazee	50,000		—		1,199,989		4,334	(9)	1,254,323
Ali J. Satvat	50,000	(10)	—		1,329,385	(11)	—		1,379,385
Brenton L. Saunders	50,000		—		1,199,989		—		1,249,989
Richard H. Scheller, Ph.D.	50,000		—		2,049,978	(12)	502,400	(13)	2,602,378
Randal W. Scott, Ph.D.	50,000		—		1,199,989		—		1,249,989
Hannah A. Valantine, M.D.	9,556	(14)	—		1,199,991		—		1,209,547

(1)

As of December 31, 2021: Dr. Aguiar held outstanding options to purchase an aggregate of 234,195 shares of our common stock; Ms. Cook held outstanding options to purchase an aggregate of 251,279 shares of our common stock; Mr. Dachille held outstanding options to purchase an aggregate of 49,869 shares of our common stock; Mr. Daniels held outstanding options to purchase an aggregate of 130,449 shares of our common stock; Mrs. Ellis held outstanding options to purchase an aggregate of 49,869 shares of our common stock; Mr. Hassan held outstanding options to purchase an aggregate of 49,869 shares of our common stock; Dr. Homcy held outstanding options to purchase an aggregate of 549,413 shares of our common stock and 181,609 shares of restricted stock; Dr. Lo held outstanding options to purchase an aggregate of 140,118 shares of our common stock; Mr. Momtazee held outstanding options to purchase an aggregate of 259,122 shares of our common stock; Mr. Satvat held outstanding options to purchase an aggregate of 393,599 shares of our common stock; Mr. Saunders held outstanding options to purchase an aggregate of 140,118 shares of our common stock; Dr. Scheller held outstanding options to purchase an aggregate of 319,372 shares of our common stock and 24,823 shares of restricted stock; Mr. Scott held outstanding options to purchase an aggregate of 140,118 shares of our common stock; and Dr. Valantine held outstanding options to purchase an aggregate of 50,968 shares of our common stock.

(2)

In accordance with SEC rules, these columns reflect the aggregate grant date fair values of the stock awards and option awards, as applicable, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for stock-based compensation transactions. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. Assumptions used in the calculation of these amounts are included in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended

December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the directors upon the exercise of the options, the lapse of our repurchase right on any shares of restricted stock, the vesting/settlement of restricted stock units or the sale of shares of our common stock underlying such awards.
(3)	All cash payments to Dr. Aguiar were made payable to Aisling Capital Management LP.
(4)	All cash payments to Ms. Cook were made payable to Jennifer Cook Consulting, of which Ms. Cook is the owner and principal.
(5)	Includes pro-rated annual retainer for membership on the Board of Directors commencing August 2021.
(6)	All cash payments to Mr. Hassan were made payable to HGN Services, LLC.
(7)

Includes the grant date fair value, calculated in accordance with FASB ASC Topic 718, of an option to purchase shares of the Company’s common stock ($999,990) and restricted stock units ($109,375) granted to Dr. Homcy in his role as Chairman of Pharmaceuticals of the Company.

(8)	Includes cash compensation of $500,000 and $11,600 in Company matching of 401(k) contributions paid to Dr. Homcy in his role as Chairman of Pharmaceuticals of the Company.
(9)	Includes cash compensation of $4,167 and $167 in Company matching of 401(k) contributions paid to Mr. Momtazee in his role as Senior Advisor to the Company.
(10)	All cash payments to Mr. Satvat were made payable to KKR Genetic Disorder L.P.
(11)

Includes $129,396 of incremental fair value, calculated in accordance with FASB ASC Topic 718, related to the modification of the post-termination exercise period for options to purchase 159,404 shares of common stock.

(12)

Includes the grant date fair value, calculated in accordance with FASB ASC Topic 718, of an option to purchase shares of the Company’s common stock ($849,989) granted to Dr. Scheller in his role as Chairman of Research and Development of the Company.

(13)	Includes cash compensation of $500,000 and a medical waiver valued at $2,400 paid to Dr. Scheller in his role as Chairman of Research and Development of the Company.
(14)	Includes pro-rated annual retainer for membership on the Board of Directors commencing October 2021.

Required Vote

The five (5) nominees receiving the highest number of affirmative votes of all the votes properly cast shall be elected as directors to serve until the date of the annual meeting of stockholders following the year ending December 31, 2024 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the five (5) director nominees listed above.

EXECUTIVE OFFICERS

The following is information for our executive officers, as of December 31, 2021.

Name	Age	Position
Brian C. Stephenson, Ph.D., CFA	41	Chief Financial Officer and Secretary

Biographical information for Neil Kumar, Ph.D. is included above with the director biographies under the caption “Current Directors.”

Brian C. Stephenson, Ph.D., CFA has served as our Chief Financial Officer since October 2018. Prior to joining us, Dr. Stephenson served as Partner and the Head of Life Sciences for Capital IP Investment Partners, a special situation investment fund, from 2015 to 2018. From 2011 to 2014, Dr. Stephenson was at Leerink Partners, an investment bank. Prior to that, Dr. Stephenson was at McKinsey & Company from 2007 to 2011. He received his Ph.D. and M.S. degrees in chemical engineering from the Massachusetts Institute of Technology and his B.S. in chemical engineering from Brigham Young University. Dr. Stephenson is also a Chartered Financial Analyst charterholder.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, and structure of our 2021 executive compensation program, and includes discussion and background information regarding the compensation of our named executive officers (“NEOs”) listed below, who are also our only Section 16 officers. This CD&A is intended to be read in conjunction with the tables immediately following this section, which provide further historical compensation information.

Named Executive Officer	Title
Neil Kumar, Ph.D.	Chief Executive Officer and President
Brian Stephenson, Ph.D., CFA	Chief Financial Officer and Secretary

Executive Summary

BridgeBio is a team of experienced drug discoverers, developers, and innovators working to create life-altering medicines that target well-characterized genetic diseases at their source. BridgeBio was founded in 2015 to identify and advance transformative medicines to treat patients who suffer from Mendelian diseases, which are diseases that arise from defects in a single gene, and cancers with clear genetic drivers. Since inception, BridgeBio has created 15 Investigational New Drug applications (“INDs”) and has had two products approved by the U.S. Food and Drug Administration (“FDA”). We work across over 20 disease states and have over 15 ongoing clinical trials at various stages of development.

2021 Business and Financial Highlights

In 2021, BridgeBio delivered two FDA-approved products and compelling proof of concept data in multiple programs, including our ADH1 value-driving program. However, as a company, we experienced a significant setback with the failure of our ATTRibute ATTR-CM trial in late December 2021. This setback pertained to Part A of a continuing trial that failed due to a surprising lack of deterioration in the placebo arm on the 6 Minute Walk Distance endpoint. As an aside, analysis of the blinded blended data post-Part A readout suggests that the trial is on track to deliver its 30-month Part B outcomes data in the first half of 2023.

Much of our compensation approach for the year hinged on positive Part A results. Given the competitive landscape for talent and the decrease in our stock price over 2021, our Board of Directors, together with our Compensation Committee, decided to pull forward our compensation calendar into December and issue equity refresh awards for 2022 in December 2021. Consistent with our pay for performance philosophy, we continue to set management compensation so that a significant portion is based on at-risk payments to maintain alignment between the interests of our management and stockholders.

Given this change in the compensation calendar, all stated aggregate numbers effectively count both 2021 and 2022 equity grants. As a corollary, compensation for 2022 is expected to be markedly lower. Furthermore, as stated above, almost all compensation granted was at risk for our senior executives, including our NEOs and Board. The only compensation decisions made since the trial readout were, for 2021: the annual bonus for our CEO, which was paid at 0% of target, and the annual bonus for our CFO, which was paid at 50% of target, and for 2022, the grant of a special retention equity award in the first quarter of 2022, each of which is described in more detail below.

Overview of 2021 Pay Outcomes

We continue to reward our NEOs with competitive compensation packages that we believe directly align pay and pay outcomes with performance. The caliber of our performance in the areas of research, clinical, and regulatory milestones drives our compensation structure, specifically the degree to which NEOs are granted equity and earn bonuses. Our Compensation Committee regularly examines our compensation program both from a design and pay outcome perspective. In line with our corporate performance in 2021, the Compensation Committee considered how our incentives provided appropriate levels of compensation given our performance and growth stage. In 2021, we set 97% of CEO and 93% of CFO compensation at risk in the form of performance-based bonuses and time-based equity to align the interests of our executives and shareholders.

Key decisions impacting 2021 NEO compensation included:

•

Annual Bonuses – The Compensation Committee and full Board of Directors consider the totality of Company and individual performance, and apply discretion in determining the annual performance bonus for our NEOs. Despite strong performance against most Company goals, the Compensation Committee and Board of Directors decided to pay no annual bonus to our CEO primarily due to the outcome of our Phase 3 Part A data readout for acoramidis and in light of the CEO’s responsibility for the Company’s overall performance. Further, the Compensation Committee and Board of Directors decided to reduce our CFO’s annual bonus to 50% of his target award, recognizing strong individual performance related to securing financing through 2023, strengthening internal operations and controls, and building cross-organization and cross-function capabilities.

•

Long-term Incentives: 2021 Equity Refresh – The annual stock option grant and restricted stock unit grants to our NEOs in February 2021 serve as the 2021 annual equity refresh, focused primarily on aligning NEO financial incentives with shareholder interests and also serving an additional retentive purpose. These awards reflect our equity guidelines and are based on market data provided to us by our compensation consultant. As a result of the decline in our stock price over the course of 2021, all options awarded as a part of the 2021 equity refresh were underwater as of the date of grant of the 2022 equity refresh awards in December 2021, and are currently underwater as of the date of this proxy statement.

•

Long-term Incentives: 2022 Equity Refresh – In light of a highly competitive labor market, especially in biotech, and the need to focus in 2022 on driving forward our critical research and development (“R&D”) programs, the Compensation Committee and Board of Directors made the decision to pull forward the 2022 equity refresh awards into December 2021. This decision was made to boost morale and camaraderie, increase the retention of power of the outstanding equity, and enable team members to focus on their R&D programs from the start of 2022 by reducing administrative burdens. To encourage retention through critical company milestones over the upcoming year, the Compensation Committee designed the awards to have a one-year cliff, with all grants having a first vest date in the fourth quarter of 2022, with a four-year vesting period. As a result of the decline in our stock price in late December 2021, all options awarded as a part of the 2022 equity refresh are underwater as of the date of this proxy statement. Because the awards granted in December 2021 serviced as the 2022 equity refresh, the Compensation Committee and Board of Directors do not currently intend to grant another full equity refresh for 2022.

•

Long-term Incentives: 2022 Special Equity Award – The Compensation Committee and Board of Directors decided to grant a special retention equity award in the first quarter of 2022 to a broad group of BridgeBio employees, including our NEOs. This special equity award was designed to improve retention of BridgeBio employees given the continued competitiveness of the biotech talent market and the steep decline in the Company’s stock price at the end of 2021. The Compensation Committee and Board of Directors structured these awards as 100% RSUs to minimize dilution to stockholders.

The following table demonstrates the grant date fair values of grants to our NEOs and to the remainder of our employees as part of the 2021 Equity Refresh effective February 10, 2021:

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Option Awards ($)	Intrinsic Value of Stock Option Awards as of 4/27/2022 ($)*	Number of Restricted Stock Units (#)	Grant Date Fair Value of Restricted Stock Units ($)	Market Value of Restricted Stock Units as of 4/27/2022 ($)**
NEOs
Neil Kumar, Ph.D.	2/10/2021	225,971	68.87	7,499,977	0	38,306	2,638,134	335,944
Brian Stephenson, Ph.D., CFA	2/10/2021	73,440	68.87	2,437,474	0	12,449	857,363	109,178
Other Employees	2/10/2021	216,223	68.87	7,176,441	0	690,460	47,551,980	6,055,334

*

Based on a closing price of $8.77 for our shares of common stock on The Nasdaq Global Select Market on April 27, 2022, our current share price is significantly lower than the exercise price of the stock option awards, resulting in a zero intrinsic value as of April 27, 2022 for options granted as part of the 2021 Equity Refresh.

**	Based on a closing price of $8.77 for our shares of common stock on The Nasdaq Global Select Market on April 27, 2022.

The following table demonstrates the grant date fair values of grants to our NEOs and to the remainder of our employees as part of the 2022 Equity Refresh effective December 3, 2021 and December 2, 2021, respectively:

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Option Awards ($)	Intrinsic Value of Stock Option Awards as of 4/27/2022 ($)*	Number of Restricted Stock Units (#)	Grant Date Fair Value of Restricted Stock Units ($)	Market Value of Restricted Stock Units as of 4/27/2022 ($)**
NEOs
Neil Kumar, Ph.D.	12/3/2021	786,072	38.62	14,730,989	0	—	—	—
Brian Stephenson, Ph.D., CFA	12/3/2021	211,366	38.62	3,960,999	0	15,144	584,861	132,813
Other Employees	12/2/2021	1,088,935	40.03	21,077,080	0	1,821,845	72,928,455	15,977,581

*

Based on a closing price of $8.77 for our shares of common stock on The Nasdaq Global Select Market on April 27, 2022, our current share price is significantly lower than the exercise price of the stock option awards, resulting in a zero intrinsic value as of April 27, 2022 for options granted as part of the 2022 Equity Refresh.

**	Based on a closing price of $8.77 for our shares of common stock on The Nasdaq Global Select Market on April 27, 2022.

Advisory Vote on Executive Compensation

At the 2021 annual meeting of stockholders, our stockholders cast non-binding, advisory votes on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. 88.9% of the votes cast by our stockholders on the matter were in favor of our 2020 compensation program. Our Board of Directors and Compensation Committee considered the results of the say-on-pay vote. The Compensation Committee appreciated this support and believes it indicates that our stockholders are supportive of the current executive compensation structure and policies. As such, the Compensation Committee made no changes to our 2021 executive compensation program as a result of the say-on-pay vote.

Further, our Board of Directors has elected to conduct the say-on-pay vote annually, thereby giving our stockholders the opportunity to provide feedback on the compensation of our NEOs each year. We will be conducting our annual say-on-pay vote as described in Proposal 2 of this proxy statement at our 2022 annual meeting of stockholders. Our Board of Directors and our Compensation Committee will consider the outcome of the say-on-pay vote, as well as feedback received throughout the year, when making compensation decisions for our NEOs in the future.

Compensation Philosophy & Objectives

Our compensation programs are designed to:

•	Harness the power of top performers to drive outsized impact relative to the investment, which increases our probability of success in technical programs and maximizes value for shareholders;

•	Attract and retain top performers at all levels who contribute to our long-term success;

•	Focus total rewards on what really matters to our team; and

•	Directly tie rewards to performance through a long-term incentive program that pays out when the company hits value inflection points.

Compensation Determination Process

Role of the Compensation Committee

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to the Board of Directors on its discussions, decisions, and other actions.

The Compensation Committee, or the Board of Directors upon recommendation from the Compensation Committee, establishes the annual compensation, including salaries, bonuses, and equity awards for our CEO and CFO. For the CFO, the Compensation Committee solicits and considers evaluations by and recommendations from the CEO, and recommends the CFO compensation to the Board of Directors for approval. In the case of the CEO, the evaluation of his performance is conducted by the Board of Directors upon recommendation from the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For both the CEO and CFO, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, company stock performance data, analyses of historical executive compensation levels, and current Company-wide compensation levels and recommendations of Aon plc, our independent compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Role of CEO & Management

Our CEO makes recommendations for the respective “C-suite” officers that report to him to our Compensation Committee and typically attends Compensation Committee meetings. Our CEO makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our C-suite officers based on our results, a C-suite officer’s individual contribution toward these results, the C-suite officer’s role, and performance of his or her duties and his or her achievement of individual goals. Our Compensation Committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and recommends the target total direct compensation to our Board of Directors for approval. Our CEO has the authority to approve, in consultation with our Compensation Committee, such compensation for our C-suite officers who are not “officers” (as defined in Section 16 of the Exchange Act). Our Board of Directors, at the recommendation of our Compensation Committee, has also delegated to our CEO the authority to determine and approve the cash and equity compensation payable to employees and consultants of the Company and our subsidiaries who are not “officers” (as defined in Section 16 of the Exchange Act). The aggregate amount of compensation our CEO had the authority to approve in calendar year 2021 pursuant to the foregoing delegations did not exceed approximately $142.4 million, and the aggregate number of shares of our common stock issuable pursuant to equity awards under our Amended and Restated 2019 Stock Option and Incentive Plan did not exceed 4,500,000 shares.

While our CEO typically attends meetings of the Compensation Committee, the Compensation Committee meets outside the presence of our CEO when discussing his compensation and when discussing certain other matters.

Use of Compensation Consultant

Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year 2021, the Compensation Committee engaged the services of Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), to conduct a review and analysis of our executive compensation compared with current market practices and a peer group of companies, to be used for setting 2021 executive compensation levels. Aon’s review, which consisted of an analysis of our compensation practices against prevailing market practices of identified peer group companies and broader industry trends, analyzed total direct compensation of our executive officers and was based on an assessment of market trends through analysis of available public information in addition to proprietary data provided by Aon. Aon reports directly to the Compensation Committee.

During 2021, Aon did not provide services to us other than the services to our Compensation Committee described herein. The Compensation Committee has assessed the independence of Aon according to the six factors mandated by SEC and Nasdaq listing standards. After conducting this assessment and considering any potential conflicts of interest, the Compensation Committee concluded that the continued engagement of Aon did not raise any conflict of interest and did not adversely affect Aon’s independence.

Peer Group

In making 2021 compensation decisions, the Compensation Committee reviewed market data for each NEO’s position, compiled by Aon. For this peer group, the Compensation Committee reviewed similar companies with respect to sector, stage of development, and market capitalization that was ultimately chosen based on these characteristics and others including:

•	Sector – U.S.-based, publicly-traded, late-stage pre-commercial and early-stage commercial biopharma companies, with a focus on recently public companies

•	Market Capitalization – $1.0 billion to $10.0 billion market capitalization range

•	Size – companies with under 600 employees

Based on the above market data, Aon compiled the following peer group of companies in late 2020:

Acceleron Pharma, Inc.	Allakos Inc.
Allogene Therapeutics, Inc.	Amicus Therapeutics, Inc.
bluebird bio, Inc.	Blueprint Medicines Corporation
Deciphera Pharmaceuticals, Inc.	FibroGen, Inc.
Global Blood Therapeutics, Inc.	Iovance Biotherapeutics, Inc.
Nektar Therapeutics	PTC Therapeutics Inc.
Sage Therapeutics, Inc.	Sarepta Therapeutics, Inc.
Ultragenyx Pharmaceutical Inc.

As part of its annual peer review process, the Compensation Committee approved the following peer group in December 2021 to inform 2022 pay decisions, including the 2022 Equity Refresh awards granted in December 2021:

10x Genomics, Inc.	Acceleron Pharma Inc.
Alnylam Pharmaceuticals, Inc.	BeiGene, Ltd.
Biohaven Pharmaceuticals Holding Company Ltd.	BioMarin Pharmaceutical Inc.
Blueprint Medicines Corporation	Exelixis, Inc.
Horizon Therapeutics Public Limited Company	Incyte Corporation
Jazz Pharmaceuticals Public Limited Company	Neurocrine Biosciences, Inc.
Sarepta Therapeutics, Inc.	Seagen Inc.
Ultragenyx Pharmaceutical Inc.

The Compensation Committee conducts an annual review of peers to ensure that the underlying criteria for peer selection remains appropriate, with the goal of ensuring that we consider companies that have profiles similar to us and removing companies that have been acquired in the interim.

As guidelines for our executives, we set target cash compensation, when considering salary and bonus potential, and equity compensation, delivered through equity-based awards, by generally referencing the compensation paid to executives within our compensation peer group. When evaluating peer group compensation data for NEO compensation decisions, the Compensation Committee reviews the 25th, 50th, 75th, and 90th percentiles as reference points. The Compensation Committee then makes a recommendation to the Board of Directors for NEO compensation based on individual performance, company performance, and retention purposes. Our CEO compensation is 95% in the form of equity compensation and our CFO compensation is 88% in the form of equity compensation, and we believe that this emphasis on equity compensation serves to retain our executives and directors and align their interests with those of our stockholders. We may deviate from setting actual compensation levels at these target levels with respect to our executives to reflect experience, performance levels, existing equity holdings, and market factors as deemed appropriate by the Compensation Committee or the Board of Directors.

Pay Components

The Compensation Committee has developed an executive compensation program that consists of three main components. The relative mix of these components is weighted 97% (CEO) and 93% (CFO) on at-risk incentives, specifically performance-based bonus and long-term time-based equity incentives, rather than fixed compensation. The focus on incentive compensation is intended to ensure that the interests of our executives are aligned with those of our stockholders. Our compensation program is made up of the following three key compensation components:

Base Salary	Base salaries are fixed annual cash compensation established and reviewed annually with consideration for responsibilities, experience, market data, and individual contributions. Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executives.

Annual Performance-based Bonus	The annual performance-based bonus opportunity is a variable, cash incentive program. It is intended to motivate and reward our executives for the achievement of key strategic goals of the Company. In determining the Annual Performance-Based Bonus for our CEO and CFO, the Compensation Committee evaluates performance against corporate goals and individual performance. The Compensation Committee then makes a recommendation to the Board of Directors on the bonus amount using informed judgement (i.e., discretion).

Long-Term Equity Incentives

Long-term equity awards incentivize executives to deliver long-term shareholder value, while also providing a retention vehicle for our top executive talent and promoting an ownership culture at the Company. Equity awards are delivered as time-vested stock options and restricted stock units. These awards are typically granted on an annual basis.

From time to time, the Compensation Committee may determine it in the Company’s best interest to use other award types, such as performance-based or milestone achievement grants, to drive the achievement of specific performance outcomes. The Compensation Committee did not use these other award types for NEO compensation in 2021.

Overview of Compensation Program Governance

What We Do	What We Don’t Do
Pay for performance - structure a substantial portion of pay to be “at risk” and based on Company and individual performance	No excise tax or other gross ups

Maintain a long-term strategic plan for equity compensation and avoid undue emphasis on short-term value	No significant fringe benefits or perquisites that are not available to all employees

Retain an independent compensation consultant	No hedging or pledging of securities without pre-approval

Review peer group and peer pay regularly as reference point	No retirement programs other than our 401(k) plan

Maintain an independent Compensation Committee

Conduct an annual say-on-pay vote

Base Salary

In setting and/or recommending, as applicable, base salaries for our NEOs, our Compensation Committee considers such executive’s qualifications, experience, the scope of responsibilities, performance, and competitive market compensation paid by other companies for similar positions within the industry. In making decisions regarding salary increases, we draw upon the experience of members of our Compensation Committee. We also draw upon the expertise of Aon, which provides comparative compensation data from similarly sized companies in our industry. The Compensation Committee does not apply specific formulas to determine base salary increases. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive. In raising the CEO base salary for 2021, which had traditionally been low relative to our peer group, the Compensation Committee sought to recognize Dr. Kumar’s position as the primary leader of the Company, and provide stability as several primary products move through the approval and commercialization stages.

Name	2020 Base Salary	2021 Base Salary	% Increase
Neil Kumar, Ph.D.	$550,000	$725,000	32%
Brian Stephenson, Ph.D., CFA	$550,000	$600,000	9%

For 2021, our Board of Directors approved increases in base salary of 9% for our CFO and 32% for our CEO based on an evaluation of third-party market compensation data and recommendations from Aon, and believed such increases were necessary to reward personal performance, provide retentive value, and remain competitive with our peer group. The 2021 base salary increases were effective as of January 1, 2021.

Annual Performance-Based Bonus

In addition to base salaries, our NEOs are eligible to receive annual cash bonuses, which are designed to provide appropriate incentives to our executives to achieve corporate goals and individual accomplishments, and to reward our executives who significantly impact our results.

Each NEO has a target bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below. These bonus targets were set by the Compensation Committee based on recommendations from Aon as necessary to be competitive with our peer group:

Name	2021 Base Salary	2021 Target Bonus (% of base salary)	2021 Target Bonus ($)
Neil Kumar, Ph.D.	$725,000	75%	$543,750
Brian Stephenson, Ph.D., CFA	$600,000	75%	$450,000

Our performance goals vary from year to year. For the full-year 2021 bonus, these goals included advancing our affiliate programs, securing financing through 2023, strengthening internal operations and controls, and building cross-organization and cross-function capabilities. The corporate performance goals are generally tied to achievement of clinical and regulatory milestones related to our preclinical and clinical development programs across our affiliates. The Compensation Committee determines whether any weighting will be applied to each of the goals that comprise the established corporate performance goals.

The Compensation Committee and our Board of Directors reviews the Company’s achievement of the corporate goals in their totality, considering the Company’s overall performance for the year, and comes to a conclusion as to whether the corporate goals were met and whether there were any other extraordinary factors that should be considered in determining the amount of bonus earned for the year. The actual amount of bonus compensation that is earned by our NEOs is a discretionary determination made by the Board of Directors based on the recommendation of the Compensation Committee. The Board of Directors believes that it can responsibly discharge its duties by maintaining discretion to evaluate corporate performance at the close of the year based on the totality of the circumstances and exercise the discretion to award or not award bonus compensation without reliance on rote calculations under set formulas. Payouts of earned bonuses, if any, are generally made in the year following the year of performance.

For 2021, our Board of Directors determined that the applicable corporate goals for 2021 were achieved, with the exception of a positive Phase 3 Part A readout for our acoramidis program. Upon consultation with the CEO, the Compensation Committee determined that the best course of action was to use negative discretion to cancel his annual bonus, in light of the CEO’s primary responsibility for the success of the Company has a whole, and pay the CFO’s bonus at 50% of target in light of a successful capital raise in the fourth quarter of 2021 that provided the Company with sufficient cash runway to maintain operations through 2023. Management and the Compensation Committee were aligned in their view that these bonus payouts appropriately reflect the Company’s achievements in 2021 while also reflecting the impact that the negative Part A readout had on the business, and the primary responsibility of the CEO for the success of the Company as a whole. Based on the achievement of such corporate performance goals, our NEOs received bonuses equal to 0% of target for our CEO and 50% of target for our CFO. Overall, bonus payments are outlined in the table below:

Name	2021 Target Bonus ($)	2021 Bonus Payout ($)	2021 Bonus Payout (% of bonus target)
Neil Kumar, Ph.D.	$543,750	$0	0%
Brian Stephenson, Ph.D., CFA	$450,000	$225,000	50%

Long-term Incentive Program

Our long-term, equity-based incentive awards are designed to align the interests of our NEOs with the interests of our stockholders. We believe that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management, and other employees at this critical point in our trajectory. In February 2021, we structured this as a mix of 75% stock options and 25% in RSUs. Because vesting is generally subject to continued service over a period of four years following the date of grant, our equity-based incentives also serve as a retention device for NEOs.

The stock option grants are intended to create a direct link between our NEOs’ compensation and our stock price appreciation. Because the executive must pay a cash exercise price equal to the value of the stock on the date the option is granted, the executive will only receive value from the option grant if the value of our stock increases following the option grant date. Likewise, the value of RSUs increases as our stock price increases and creates less dilution. Accordingly, we believe stock options and RSUs provide meaningful incentives to our executives to achieve increases in the value of our stock over time. In addition, the vesting feature of our equity grants contributes to executive retention by providing an incentive to our executives to remain employed by us during the vesting period. We also believe that if our executives own shares of our common stock with value that is significant to them, but which value cannot be immediately realized, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain.

In February 2021, in connection with the annual compensation review, the Company granted stock options and RSUs to our NEOs (the “2021 Refresh Award”). The size of the awards to any individual is determined based on several factors including individual performance as well as the total number of shares available for grant under our Amended and Restated 2019 Stock Option and Incentive Plan prior to its amendment and restatement on December 15, 2021 as the 2021 Amended and Restated Stock Option and Incentive Plan, and the levels of equity compensation, both from the perspective of grant date values and as a percent of common shares outstanding, provided by our peer companies to their executives.

In the fourth quarter of 2021, the Compensation Committee met to discuss concerns about the Company’s ability to retain key employees going forward. The biotech industry, reflecting broader trends across the entire country, experienced significant attrition given the highly competitive labor market. Our then-current long-term incentive plan had less retention value than intended given the competitiveness of the market, and options granted in February 2021 were underwater due to the decrease in our share price over the course of 2021. Further, the Compensation Committee recognized the importance of having Company executive leadership and the broader team focus on execution in 2022 without the distraction of a prolonged compensation review process. The Compensation Committee discussed several options designed to create additional retention value and alleviate the administrative burden of compensation reviews in early 2022. As a result, the Compensation Committee recommended, and the full Board of Directors agreed, to pull forward the 2022 equity refresh awards into December of 2021 for the full company, including our NEOs. This equity award made in December 2021 is expected to serve as the full refresh award for 2022 (the “2022 Refresh Award”). As a result, the Compensation Committee and Board of Directors do not currently intend to grant another full equity award for 2022. The Compensation Committee and Board of Directors currently intend to grant a 2023 Refresh Award, anticipated at the beginning of 2023. Separately, the Compensation Committee and Board of Directors decided to grant a special retention equity award in the first quarter of 2022 to a broad group of BridgeBio employees, including our NEOs. This special equity award was designed to improve retention of BridgeBio employees given the continued competitiveness of the biotech talent market and the steep decline in the Company’s stock price at the end of 2021. The Compensation Committee and Board of Directors structured these awards as 100% RSUs to minimize dilution to stockholders.

The following table summarizes the equity grants to our NEOs in 2021:

Name	2021 Refresh RSU (# Shares)	2022 Refresh RSU (# of shares)	2021 Refresh Stock Options (# Shares)	Strike price of 2021 Refresh Stock Options ($)	2022 Refresh Stock Options (# Shares)	Strike price of 2022 Stock Options ($)
Neil Kumar, Ph.D.	38,306	—	225,971	$68.87	786,072	$38.62
Brian Stephenson, Ph.D., CFA	12,449	15,144	73,440	$68.87	211,366	$38.62

All of our stock option grants made to our NEOs vest monthly in equal increments over a four-year period subject to the NEO’s continued services with us, with the exception of the 2022 Refresh Award made in December 2021, which had a one-year cliff on options. All of our RSUs vest quarterly in equal increments over a four-year period subject to the NEO’s continued services with us, with the exception of the 2022 Refresh Award made in December 2021, which had a one-year cliff on RSUs.

Additional Compensation Policies and Practices

Perquisites, Health and Welfare Benefits

Our NEOs are eligible to participate in all our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as our other employees. We pay the premiums for term life insurance and disability insurance for all our employees, including our NEOs. Our Board of Directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests. None of our NEOs participate in or have account balances in qualified or non-qualified defined benefit plans, non-qualified defined contribution plans or defined benefit pension plans sponsored by us. We provide a 401(k) plan for all our eligible employees, including our NEOs, and make matching contributions, as described in the section below entitled “401(k) Plan.”

We also provided limited perquisites to our NEOs in 2021, consisting primarily of commuting expenses and other de minimis benefits. We believe that providing such perquisites was appropriate to assist our NEOs in the performance of their duties.

401(k) Plan

All of our full-time employees in the United States, including our NEOs, are eligible to participate in our 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code. In 2021, we made matching contributions into the 401(k) plan on behalf of participants, matching 100% of participant contributions up to 3% of eligible compensation and 50% of participant contributions above that level up to 5% of eligible compensation. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Anti-Hedging and Pledging Policy

Our Insider Trading policy expressly prohibits each of our directors, officers and certain designated employees (“Insiders”) from engaging in any speculative transaction designed to decrease the risks associated with holding our securities, including hedging or similar transactions unless reviewed by the Insider Trading Compliance Officer (as designated in the Insider Trading Policy) and approved by the Audit Committee. Similarly, we require Insiders to seek prior review by the Insider Trading Compliance Officer and receive pre-approval by the Audit Committee in order to pledge any of our securities as collateral for loans. Requests for such review and approvals must be provided in writing at least two weeks prior to the execution of documents for any such hedging or pledging transaction and the review will be considered on a case-by-case basis. We have a blanket prohibition on the holding of our securities in margin accounts for all Insiders.

Accounting for Share-Based Compensation

We account for share-based compensation in accordance with the requirements of FASB ASC Topic 718. This accounting treatment has not significantly affected our executive compensation decisions.

Deductibility of Executive Compensation

The Compensation Committee takes into consideration the tax consequences of compensation to the NEOs, but tax considerations are not a significant part of our Company’s compensation policy, particularly in light of the passage of the Tax Cuts and Jobs Act of 2017, which limits the deductibility of certain compensation to highly compensated executives.

Report of the Compensation Committee

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement for the Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Compensation Committee Brenton L. Saunders, Chair Ronald J. Daniels Fred Hassan

2021 Summary Compensation Table

The following table provides information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered to us in all capacities for the years ended set forth below.

As noted in the Executive Summary of the Compensation Discussion and Analysis, the Company pulled the 2022 equity refresh awards forward into December of 2021. The equity award made in December 2021 is expected to serve as the full refresh award for 2022; as such, the equity compensation set out below reflects both the 2021 and 2022 equity awards. Please refer to the section entitled “Compensation Discussion and Analysis—Long-term Incentive Program” for more information.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Neil Kumar, Ph.D.	2021	725,000	—	2,638,134	(3)	22,230,967	(3)	32,858	(5)	25,626,959	(3)
Chief Executive Officer	2020	550,000	825,000	2,368,511		6,299,998		11,400		10,054,909
	2019	502,765	360,000	13,863,445		11,573,049		34,804		26,334,063
Brian Stephenson, Ph.D., CFA	2021	600,000	225,000	1,442,224	(4)	6,398,473	(4)	11,600	(6)	8,677,297	(4)
Chief Financial Officer	2020	550,000	712,500	789,494		2,099,996		11,943		4,163,933
	2019	420,000	189,000	132,600		3,430,781		26,586		4,198,967

(1)

The bonus amounts reported reflect the discretionary cash bonuses earned by the named executive officers, and determined by our Board of Directors, for the applicable fiscal year, based on the named executive officers’ performance during such fiscal year.

(2)

In accordance with SEC rules, these columns reflect the aggregate grant date fair values of the stock awards and option awards, as applicable, granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718 for stock-based compensation transactions. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. Assumptions used in the calculation of these amounts are included in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the exercise of the options, the lapse of our repurchase right on any shares of restricted stock, the vesting/settlement of restricted stock units or the sale of shares of our common stock underlying such awards.

(3)

As outlined in the table below, the option awards granted to Dr. Kumar in 2021 include options granted in February 2021 as part of the Company-wide 2021 equity refresh awards, as well as options granted to Dr. Kumar in December 2021 as part of the Company-wide 2022 equity refresh award. Dr. Kumar did not receive RSUs as part of the 2022 equity refresh award. As a result of the decline in our stock price over the course of 2021, all options awarded as a part of the 2021 equity refresh were underwater as of the date of grant of the 2022 equity refresh awards in December 2021, and are currently underwater as of the date of this proxy statement.

In light of the 2022 equity refresh awards made in December 2021, the Compensation Committee and Board of Directors do not currently intend to grant another full equity award to our NEOs for 2022. Please refer to the section entitled “Compensation Discussion and Analysis—Long-term Incentive Program” for more information.

2021 Refresh RSU (# Shares)	2021 Refresh RSU (Grant Date Fair Value $)	2022 Refresh RSU (# Shares)	2022 Refresh RSU (Grant Date Fair Value $)
38,306	2,638,134	—	—

2021 Refresh Stock Options (# Shares)	Strike Price of 2021 Refresh Stock Options ($)	Grant Date Fair Value of 2021 Refresh Stock Options ($)	2022 Refresh Stock Options (# Shares)	Strike Price of 2022 Stock Options ($)	Grant Date Fair Value of 2022 Refresh Stock Options ($)
225,971	$68.87	7,499,977	786,072	$38.62	14,730,989

(4)

As outlined in the table below, the option awards granted to Dr. Stephenson in 2021 include options granted in February 2021 as part of the Company-wide 2021 equity refresh awards, as well as options granted to Dr. Stephenson in December 2021 as part of the Company-wide 2022 equity refresh award. As a result of the decline in our stock price over the course of 2021, all options awarded as a part of the 2021 equity refresh were underwater as of the date of grant of the 2022 equity refresh awards in December 2021, and are currently underwater as of the date of this proxy statement.

In light of the 2022 equity refresh awards made in December 2021, the Compensation Committee and Board of Directors do not currently intend to grant another full equity award to our NEOs for 2022. Please refer to the section entitled “Compensation Discussion and Analysis—Long-term Incentive Program” for more information.

2021 Refresh RSU (# Shares)	2021 Refresh RSU (Grant Date Fair Value $)	2022 Refresh RSU (# Shares)	2022 Refresh RSU (Grant Date Fair Value $)
12,449	857,363	15,144	584,861

2021 Refresh Stock Options (# Shares)	Strike price of 2021 Refresh Stock Options ($)	Grant Date Fair Value of 2021 Refresh Stock Options ($)	2022 Refresh Stock Options (# Shares)	Strike price of 2022 Stock Options ($)	Grant Date Fair Value of 2022 Refresh Stock Options ($)
73,440	$68.87	2,437,474	211,366	$38.62	3,960,999

(5)	The amount reported represents $11,600 for employer matching contributions received under the Company’s 401(k) plan and $21,258 for Company-paid travel services.
(6)	The amount reported represents employer matching contributions received under the Company’s 401(k) plan.

Grants of Plan-Based Awards for Fiscal Year 2021

The following table sets forth the individual awards made to each of our NEOs during 2021. For a description of the types of awards indicated below, please see our “Compensation Discussion and Analysis” above.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards($)(4)
Neil Kumar, Ph.D.	2/10/2021		225,971	68.87	7,499,977
	2/10/2021	38,306			2,638,134
	12/3/2021		786,072	38.62	14,730,989
Brian Stephenson, Ph.D., CFA	2/10/2021		73,440	68.87	2,437,474
	2/10/2021	12,449			857,363
	12/3/2021		211,366	38.62	3,960,999
	12/3/2021	15,144			584,861

(1)

The amounts shown represent time-based RSUs granted pursuant to our Amended and Restated 2019 Stock Option and Incentive Plan prior to its amendment and restatement on December 15, 2021 as the 2021 Amended and Restated Stock Option and Incentive Plan (the “2019 Plan”), which amounts will be payable in shares of our common stock if the service-based conditions for such time-based RSUs are met. The vesting schedules for such time-based RSUs are set forth in the “Outstanding Equity Awards at 2021 Fiscal Year End Table” below.

(2)

The amounts shown represent time-based stock options granted pursuant to our 2019 Plan. The vesting schedules for such time-based stock options are set forth in the “Outstanding Equity Awards at 2021 Fiscal Year End Table” below.

(3)	Based on the closing price per share of our common stock as reported by the Nasdaq Global Select Market on the date of grant.
(4)

The amounts represent the aggregate grant date fair values of the stock awards and option awards, as applicable, granted during 2021, computed in accordance with FASB ASC Topic 718 for stock-based compensation transactions. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. Assumptions used in the calculation of these amounts are included in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the exercise of the options, the lapse of our repurchase right on any shares of restricted stock, the vesting/settlement of restricted stock units or the sale of shares of our common stock underlying such awards.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2021:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Neil Kumar	06/26/2019	1,089,301	653,581	(2)	$17.00	06/26/29	—		—	—	—
	07/01/2019	—	—		—	—	365,928	(3)	$6,103,679	—	—
	07/01/2019	—	—		—	—	826,411	(4)	$13,784,535	—	—
	06/03/2020	221,456	369,095	(5)	$28.86	06/02/30	—		—	—	—
	06/03/2020	—	—		—	—	51,294	(6)	$855,584	—	—
	02/10/2021	47,077	178,894	(7)	$68.87	02/09/31	—		—	—	—
	02/10/2021	—	—		—	—	31,124	(8)	$519,148	—	—
	12/03/2021	—	786,072	(9)	$38.62	12/02/31	—		—	—	—
Brian Stephenson	06/26/2019	322,918	193,752	(10)	$17.00	06/26/29	—		—	—	—
	07/01/2019	—	—		—	—	108,059	(11)	$1,802,424	—	—
	07/01/2019	—	—		—	—	7,904	(12)	$131,839	—	—
	06/03/2020	73,818	123,032	(13)	$28.86	06/02/30	—		—	—	—
	06/03/2020	—	—		—	—	17,098	(14)	$285,195	—	—
	02/10/2021	15,300	58,140	(15)	$68.87	02/09/31	—		—	—	—
	02/10/2021	—	—		—	—	10,115	(16)	$168,718	—	—
	12/03/2021	—	211,366	(17)	$38.62	12/02/31	—		—	—	—
	12/03/2021	—	—		—	—	15,144	(18)	$252,602	—	—

(1)	Based on a price of $16.68 per share, which was the closing price per share of our common stock as reported by the Nasdaq Global Select Market on December 31, 2021, the last trading day of 2021.
(2)

The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis from the vesting commencement date of June 26, 2019, such that all of the shares will be fully vested on June 26, 2023, subject to Dr. Kumar’s continuous service through each such vesting date.

(3)

Represents shares of restricted common stock that were issued in exchange for common units in BridgeBio Pharma LLC (the “LLC”) in connection with the reorganization of our corporate structure on July 1, 2019 (the “Reorganization”). The shares are subject to vesting in equal monthly installments, such that the shares shall be fully vested on August 15, 2022, subject to Dr. Kumar’s continuous service through each such vesting date.

(4)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting in equal monthly installments, such that the shares shall be fully vested on February 12, 2024, subject to Dr. Kumar’s continuous service through each such vesting date.

(5)

The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis from the vesting commencement date of June 3, 2020, such that all of the shares will be fully vested on June 3, 2024, subject to Dr. Kumar’s continuous service through each such vesting date.

(6)	Represents restricted stock units that vest quarterly for four years such that shares fully vest on May 16, 2024, subject to Dr. Kumar’s continuous service through each such vesting date.

(7)

The shares underlying this stock option award vest in equal monthly installments over four years, such that all of the shares will be fully vested on February 10, 2025, subject to Dr. Kumar’s continuous service through each such vesting date.

(8)

Represents restricted stock units that vest in equal quarterly installments for four years such that shares fully vest on February 16, 2025, subject to Dr. Kumar’s continuous service through each such vesting date.

(9)

The shares underlying this stock option award vest as follows: options with respect to 1/4th of the underlying shares shall vest on December 3, 2022. Thereafter, the remaining underlying shares shall vest in equal monthly installments such the shares shall be fully vested on December 3, 2025, subject to Dr. Kumar’s continuous service through each such vesting date.

(10)

The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis from the vesting commencement date of June 26, 2019, such that all of the shares will be fully vested on June 26, 2023, subject to Dr. Stephenson’s continuous service through each such vesting date.

(11)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting in equal monthly installments, such that the shares shall be fully vested on October 29, 2023, subject to Dr. Stephenson’s continuous service through each such vesting date.

(12)

Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting in equal monthly installments, such that the shares shall be fully vested on February 12, 2024, subject to Dr. Stephenson’s continuous service through each such vesting date.

(13)

The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis from the vesting commencement date of June 3, 2020, such that all of the shares will be fully vested on June 3, 2024, subject to Dr. Stephenson’s continuous service through each such vesting date.

(14)	Represents restricted stock units that vest quarterly for four years such that shares fully vest on May 16, 2024, subject to Dr. Stephenson’s continuous service through each such vesting date.
(15)

The shares underlying this stock option award vest in equal monthly installments over four years, such that all of the shares will be fully vested on February 10, 2025, subject to Dr. Stephenson’s continuous service through each such vesting date.

(16)

Represents restricted stock units that vest in equal quarterly installments for four years such that shares fully vest on February 16, 2025, subject to Dr. Stephenson’s continuous service through each such vesting date.

(17)

The shares underlying this stock option award vest as follows: options with respect to 1/4th of the underlying shares shall vest on December 3, 2022. Thereafter, the remaining underlying shares shall vest in equal monthly installments such the shares shall be fully vested on December 3, 2025, subject to Dr. Stephenson’s continuous service through each such vesting date.

(18)

Represents restricted stock units that are scheduled to vest with respect to 1/4th of the underlying shares on November 16, 2022. Thereafter, the remaining underlying shares shall vest in equal quarterly installments, such that the shares fully vest on November 16, 2025, subject to Dr. Stephenson’s continuous service through each such vesting date.

Option Exercises and Stock Vested in Fiscal Year 2021

The following table sets forth the number of shares acquired and the value realized upon exercises of stock options and vesting of restricted stock and restricted stock units during the fiscal year ended December 31, 2021 by each of our NEOs.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Neil Kumar, Ph.D.	—	$—	1,091,528	$62,023,271
Brian C. Stephenson, Ph.D., CFA	—	$—	71,763	$3,700,947

(1)

The value realized upon exercise of stock options is determined by multiplying (i) the difference between the closing price of our common stock on the date of exercise and the exercise price, by (ii) the number of shares exercised.

(2)

The value realized upon vesting of restricted stock and restricted stock units is calculated by multiplying the number of shares of restricted stock and restricted stock units vested by the closing price of our common stock on the vesting date and does not necessarily reflect actual proceeds received.

Employment Arrangements with our Named Executive Officers

We have entered into a written employment offer letter with each of our NEOs. These agreements set forth the basic terms and conditions of employment, including initial base salary, initial equity awards, eligibility to participate in our standard employee benefits plans, the at-will employment relationship and, in certain cases, a one-time signing bonus. These agreements also require that each NEO execute our standard employee confidentiality and assignment agreement.

Neil Kumar

On December 14, 2017, we, through our wholly-owned subsidiary, BridgeBio Services, Inc. (the “Services Company”), entered into an offer letter with Dr. Kumar, who currently serves as our Chief Executive Officer. The offer letter provided for Dr. Kumar’s at-will employment and set forth his initial annual base salary, initial target annual bonus opportunity, and his eligibility to participate in our employee benefit plans generally. In the event of a termination of his employment by the Services Company without “cause” or Dr. Kumar’s resignation from employment with the Services Company for “good reason” (as such terms are defined in the offer letter), in either case subject to Dr. Kumar’s execution of an effective release of claims in favor of the Company, Dr. Kumar will be entitled to the following severance benefits: (i) a lump sum payment equal to twelve months of his then-current base salary; (ii) a pro-rated bonus based on Company and individual performance for the year of termination; and (iii) up to twelve months of COBRA reimbursements for Dr. Kumar and his dependents. Dr. Kumar is subject to the Services Company’s standard proprietary information and inventions agreement.

Brian C. Stephenson, Ph.D., CFA

On October 28, 2018, we, through the Services Company, entered into an offer letter with Dr. Stephenson, who currently serves as our Chief Financial Officer. The offer letter provided for Dr. Stephenson’s at-will employment and set forth his initial annual base salary, initial target annual bonus opportunity, initial equity grant, and his eligibility to participate in our employee benefit plans generally. Dr. Stephenson is subject to the Services Company’s standard proprietary information and inventions agreement.

Potential Payments on Termination or Change in Control

The table below quantifies the potential payments and benefits that would have become due to our NEOs assuming that a qualifying termination occurred on December 31, 2021.

Name	Base Salary ($)	Bonus ($)	Accelerated Vesting of Equity Awards ($)	Continuation of Insurance Coverage ($)	Total ($)
Neil Kumar, Ph.D.
Termination Without Cause or Resignation for Good Reason	725,000	—	—	33,465	758,465
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	725,000	—	—	33,465	758,465
Brian C. Stephenson, Ph.D., CFA
Termination Without Cause or Resignation for Good Reason	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	—	—	—	—	—

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

Measurement Date

We identified the median employee using our employee population on October 15, 2021 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

Consistently Applied Compensation Measure

Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of October 15, 2021: (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the grant date fair value for equity awards granted in 2021. In identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable year-to-date average exchange rate as of October 15, 2021 provided by S&P Global Market Intelligence Inc. and annualized the compensation values of individuals that joined our Company during 2021. We did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments.

Methodology and Pay Ratio

After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.

Our median employee compensation in 2021 as calculated using Summary Compensation Table requirements was $508,054. Our Chief Executive Officer’s compensation in 2021 as reported in the Summary Compensation Table was $25,626,959. Therefore, our CEO Pay Ratio for 2021 is approximately 50:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the Amended and Restated 2019 Employee Stock Purchase Plan (the “ESPP”), the 2021 Amended and Restated Stock Option and Incentive Plan (the “2021 Plan”) and the Inducement Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column(a))(c)
Equity compensation plans approved by security holders(1)	12,824,531	(2)	$30.28	8,082,527	(3)
Equity compensation plans not approved by security holders(4)	2,924,284	(5)	$18.22	16,534	(6)
Total	15,748,815		$27.81	8,099,061

(1)	Includes grants under the ESPP and the 2021 Plan.
(2)

Includes 9,660,031 shares of common stock issuable upon the exercise of outstanding options and 3,164,500 restricted stock units. Does not include purchase rights accruing under the ESPP as of December 31, 2021 because the purchase rights (and therefore, the number of shares to be purchased) are not determined until the end of the purchase period on February 15, 2022.

(3)

As of December 31, 2021, a total of 3,847,087 shares of our common stock were reserved and available for issuance pursuant to the 2021 Plan, which number excludes the 7,367,166 shares that were added to the 2021 Plan as a result of the automatic annual increase on January 1, 2022. Pursuant to an amendment and restatement approved by our stockholders on December 15, 2021, the 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1, beginning on January 1, 2020, and ending on the date of the annual meeting of the Company’s stockholders in calendar year 2023, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the plan administrator. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2021 Plan will be added back to the shares of common stock available for issuance under the 2021 Plan. As of December 31, 2021, a total of 4,235,440 shares of our common stock were reserved and available for issuance pursuant to the ESPP. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each January 1, beginning on January 1, 2020, by the lesser of 2,000,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our Compensation Committee. The Compensation Committee determined not to increase the number of shares reserved and available under the ESPP in 2022. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.
(4)

Includes grants under the Inducement Plan. In connection with our acquisition of Eidos Therapeutics, Inc. we also assumed outstanding Eidos Therapeutics, Inc. options and restricted stock units. As of December 31, 2021, there were 2,107,626 shares issuable under such outstanding stock options (with a weighted-average exercise price of $16.14) and 4,394 such outstanding restricted stock units. For more information about the Inducement Plan and the assumed Eidos Therapeutics, Inc. awards, please see Note 16 to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022.

(5)	Includes 374,099 shares of common stock issuable upon the exercise of outstanding options and 438,165 restricted stock units under the Inducement Plan.
(6)	As of December 31, 2021, there were 16,534 shares available for grants under the Inducement Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation agreements and other arrangements described under “Executive Compensation” and the transactions described below, since January 1, 2021, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Agreements and Transactions with 5% Stockholders and Their Affiliates

Agreements with Entities Affiliated with Perceptive Advisors LLC

License and Exclusivity Agreements

In October 2019, our subsidiary, QED Therapeutics, Inc. (“QED”), entered into an exclusive license agreement (the “License Agreement”) with LianBio, a licensee entity in which Perceptive Life Sciences Master Fund, Ltd. (“Perceptive Master Fund”) and certain of its affiliated funds hold a majority of the outstanding voting securities. Perceptive Master Fund directly holds shares of our common stock representing a greater than 5% ownership interest. Perceptive Advisors LLC (“Perceptive Advisors,” and collectively with Perceptive Master Fund and its affiliated funds, “Perceptive”) serves as the investment manager to the Master Fund and may be deemed to beneficially own the securities directly held by Perceptive Master Fund. Mr. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities directly held by Perceptive Master Fund.

Pursuant to the License Agreement, QED granted to LianBio an exclusive, sublicensable license under the licensed patent rights and know-how to develop, manufacture and commercialize infigratinib for any and all human prophylactic and therapeutic uses in all cancer indications (including in combination with other therapies) in certain territories outside the United States. Under the License Agreement, QED received a nonrefundable upfront payment of $10.0 million and was granted certain equity rights in an affiliate of LianBio. Additionally, QED is entitled to receive payments from LianBio totaling an aggregate of up to $132.5 million upon the achievement of specified development and sales milestones and tiered royalties on net sales ranging from the low to mid teens.

In October 2019, our subsidiary, BBP LLC, concurrently entered into an exclusivity agreement with LianBio, pursuant to which BBP LLC received equity in the entity representing a 10% ownership interest, valued at approximately $3.8 million at the time of the transaction. The equity interest was issued in consideration for certain rights of first negotiation and rights of first offer granted by BBP LLC to LianBio with respect to specified transactions covering intellectual property rights owned or controlled by BBP LLC or its affiliates in certain territories outside the United States. Pursuant to the exclusivity agreement, QED also received a warrant to purchase 10% of the then-fully diluted shares of one of the subsidiaries of LianBio upon achievement of certain contingent milestones.

In October 2021, the warrant held by QED to purchase shares of one of the subsidiaries of LianBio were converted into a warrant that entitles QED to purchase 347,569 shares of LianBio.

Exclusive License Agreement

In August 2020, our subsidiary, Navire Pharma, Inc. (“Navire”) entered into an Exclusive License Agreement with LianBio (the “Navire-LianBio License Agreement”). Under the terms of the Navire-LianBio License Agreement, LianBio will receive commercial rights in China and selected Asian markets and participate in clinical development activities for BBP-398. In consideration for the rights granted to LianBio, we received a nonrefundable $8.0 million upfront payment. We will also receive future development and sales milestone payments of up to $382.1 million, and tiered royalty payments from single-digit to low-teens on net sales of the product in licensed territories. As part of the Navire-LianBio License Agreement, our CEO, Neil Kumar, was appointed to the board of directors of LianBio. In November 2021, our right to appoint or remove one director to the board of directors of LianBio was terminated in connection with LianBio’s initial public offering. We recognized $8.5 million in license revenue, representing a regulatory milestone payment, for the year ended December 31, 2021.

Participation in Our Offerings and Advisory Services

Convertible Note Offering

KKR Capital Markets LLC (“KCM”), an affiliate of KKR Genetic Disorder L.P. (“KKR”), acted as (i) an initial purchaser in connection with our offering in January 2021 of our 2.25% convertible senior notes due 2029, in which KCM received fees of $0.5 million for such services, and (ii) an underwriter in connection with a registered sale of our common stock by affiliates of KKR in February 2021, in which KCM received fees of $1.9 million for such services. KKR Genetic Disorder L.P. is a holder of more than 5% of our outstanding common stock. Ali J. Satvat, a member of our Board of Directors, serves as a Partner of Kohlberg Kravis Roberts & Co. L.P., an affiliate of KKR Genetic Disorder L.P. See footnote (2) to the beneficial ownership table under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for more information.

Selling Stockholder Offering

In February 2021, KKR sold an aggregate of $208,617,188 of net proceeds of its shares of our common stock in a registered offering. Certain of our directors and executive officers participated in the offering, in each case at the public offering price per share and on the same terms as the other purchasers in the offering, in the following purchase amounts that exceeded $120,000:

Name	Relationship	Shares Purchased in Offering	Aggregate Purchase Price ($)
Neil Kumar, Ph.D.	Executive officer, director	16,000	$1,000,000
Brian Stephenson, Ph.D., CFA	Executive officer	8,000	$500,000
Randal W. Scott, Ph.D.	Director	16,000	$1,000,000

Loan and Security Agreement

KCM provided professional services to us in connection with our November 2021 Loan and Security Agreement, by and among (i) U.S. Bank National Association, in its capacity as administrative agent and collateral agent, (ii) certain lenders, (iii) BridgeBio, as a borrower, and (iv) certain subsidiaries of BridgeBio, as guarantors. We incurred fees of approximately $1.1 million in connection with such services, which we paid in 2022.

Consulting Agreements

Jennifer E. Cook

In October 2019, we entered into a consulting agreement with Jennifer E. Cook, a member of our Board of Directors. Pursuant to the consulting agreement. Ms. Cook provided expert consulting services to the Company regarding matters relating to commercial activities as Senior Advisor. The consulting agreement expired after a two-year term in October 2021. In 2021, the Company made no payments to Ms. Cook for consulting services. In addition, in accordance with the terms of the consulting agreement, the Company previously granted to Ms. Cook on December 2, 2019 an option to purchase 17,084 shares of the Company’s common stock at an exercise price equal to $31.14, 50% of which options vested on October 14, 2020 and the remaining 50% of which options vested on October 14, 2021, subject to Ms. Cook’s continuous service under the consulting agreement through such date; and an award of 7,152 restricted stock units of the Company (the “RSUs”), 50% of which restricted stock units vested on October 14, 2020 and the remaining 50% of which restricted stock units vested on October 14, 2021. Ms. Cook was also entitled to reimbursement for expenses incurred in the course of rendering services under the consulting agreement.

QLS Advisors, LLC

In December 2020, the Company entered into a consulting agreement with BioSF Global (the “BioSF Agreement”), a joint collaboration of QLS Advisors LLC (“QLS”), of which Andrew W. Lo, Ph.D., a member of our Board of Directors, is the co-founder and chairman, and Ram Island Strategies LLC to provide certain consulting, legal and other services to BridgeBio Pharma, Inc. The Company will pay an aggregate of $125,000 to QLS under the BioSF Agreement, and up to $199,000 if a transaction occurs resulting from services under the BioSF Agreement, provided that no other payments shall have been made to QLS during such calendar year. In 2021, we paid QLS an aggregate of $170,000 in connection with consulting services provided by BioSF Global.

Employment Agreements

In February 2020, we entered into an employment agreement with James C. Momtazee, a member of our Board of Directors, which was terminated on January 29, 2021. Pursuant to the employment agreement, Mr. Momtazee served as the Senior Advisor – Transactions. The position was part-time. Pursuant to the employment agreement, the Company paid Mr. Momtazee an annual salary of $50,000. In addition, in accordance with the terms of the employment agreement, the Company previously granted to Mr. Momtazee an option to purchase shares of the Company’s common stock valued at $1,493,632 on the date of grant and restricted stock units valued at $294,213. Mr. Momtazee was also eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time (including, without limitation, any group health care plan, paid time off, and 401(k)), subject to the terms of such plans.

We are party to an employment offer letter agreement with Charles Homcy, M.D., a member of our Board of Directors, pursuant to which Dr. Homcy serves as our Senior Advisor, Chair of Pharmaceuticals. The position is part-time and requires Dr. Homcy to devote 20% of his full working time and efforts to the business and affairs of the Company. Pursuant to the agreement, Dr. Homcy is entitled to a salary at the annual rate of $500,000 and is eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time (including, without limitation, any group health care plan, paid time off, and 401(k)), subject to the terms of such plans.

We are party to an employment offer letter agreement with Richard H. Scheller, Ph.D., a member of our Board of Directors, pursuant to which Dr. Scheller serves as Senior Advisor, Chairman of R&D. The position is part-time and requires Dr. Scheller to devote 40% of his full working time and efforts to the business and affairs of the Company. Pursuant to the agreement, Dr. Scheller is entitled to a salary at the annual rate of $500,000 and is eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time (including, without limitation, any group health care plan, paid time off, and 401(k)), subject to the terms of such plans.

See the section titled “Proposal 1—Election of Directors—Director Compensation” for information regarding employment compensation received by Mr. Momtazee and Drs. Homcy and Scheller in 2021.

Executive Officer and Director Compensation

See the sections titled “Executive Compensation” and “Proposal 1—Election of Directors—Director Compensation” for information regarding compensation of our executive officers and directors, respectively.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

Procedures for Approval of Related Person Transactions

The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The Audit Committee follows the policies and procedures set forth in our Related Person Transaction Policy in order to facilitate such review. The Related Person Transaction Policy is written.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the beneficial ownership information of our common stock by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock as of March 31, 2022;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have based our calculation of the percentage of beneficial ownership of 147,688,393 shares of common stock outstanding on March 31, 2022.

Each individual or entity shown in the table has furnished information with respect to beneficial ownership. The information with respect to our executive officers and directors is as of March 31, 2022 unless otherwise noted. The information with respect to certain significant stockholders is based on filings by the beneficial owners with the SEC pursuant to section 13(d) and 13(g) of the Exchange Act. We have determined beneficial ownership in accordance with the SEC’s rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 30, 2022, which is 60 days after March 31, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name of Beneficial Owner(1)	Shares of Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
KKR Genetic Disorder L.P.(2)	31,060,971	21.0%
Viking Global Entities(3)	26,620,991	18.0%
The Vanguard Group(4)	9,331,683	6.3%
BlackRock, Inc.(5)	9,275,590	6.3%
Directors and Named Executive Officers
Neil Kumar, Ph.D.(6)	9,228,794	6.2%
Brian C. Stephenson, Ph.D., CFA(7)	827,046	*
Charles Homcy, M.D.(8)	1,482,788	1.0%
Eric Aguiar, M.D.(9)	92,726	*
Jennifer E. Cook(10)	113,386	*
Douglas A. Dachille(11)	20,000	*
Ronald J. Daniels(12)	71,438	*
Andrea J. Ellis(13)	12,000	*
Fred Hassan(14)	19,300	*
Andrew W. Lo, Ph.D.(15)	287,423	*
James C. Momtazee(16)	206,144	*
Ali J. Satvat(2)(17)	31,313,101	21.2%
Brenton L. Saunders(18)	51,341	*
Richard H. Scheller, Ph.D.(19)	159,003	*
Randal Scott, Ph.D.(20)	54,741	*
Hannah A. Valantine, M.D.(21)	1,764	*
All directors and executive officers as a group (16 persons)(22)	43,940,995	29.6%

*	Represents beneficial ownership of less than one percent of the shares of the Company’s common stock.
(1)	Unless otherwise indicated, the address of all listed stockholders is 421 Kipling Street, Palo Alto, California 94301.
(2)

Based on a Schedule 13D/A filed with the SEC on February 17, 2021 by KKR Genetic Disorder L.P. Consists of 31,060,971 shares of common stock directly owned by KKR Genetic Disorder L.P. KKR Genetic Disorder GP LLC, as the general partner of KKR Genetic Disorder L.P., KKR Group Partnership L.P., as the sole member of KKR Genetic Disorder GP LLC, KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P., KKR & Co. Inc., as the sole stockholder of KKR Group Holdings Corp., KKR Management LLP, as the Series I Preferred stockholder of KKR & Co. Inc., and Messrs. Henry R. Kravis and George R. Roberts, as the founding partners of KKR Management LLP, may be deemed to be the beneficial owners having shared voting and investment power with respect to the shares described above. The principal business address of each of the entities and persons identified in the immediately preceding sentence, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Mr. Satvat is a member of the Board of Directors and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Kravis, Roberts and Satvat disclaims beneficial ownership of the shares held by KKR Genetic Disorder L.P. The principal business address of Mr. Satvat is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(3)

Based on a Schedule 13D filed with the SEC on July 8, 2019 by Viking Global Investors LP. Consists of (i) 631,167 shares of common stock held by Viking Global Equities Master Ltd. (“VGE Master”); (ii) 251,204 shares of common stock held by Viking Long Fund Master Ltd. (“VLF”) and (iii) 25,738,620 shares of common stock held by Viking Global Opportunities Illiquid Investments Sub-Master LP (“Viking Opportunities,” and together with VGE Master, VLF and Viking Opportunities, the “Viking Global Entities”). VGE Master has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Global Performance LLC (“VGP”), and by Viking Global Investors LP (“VGI”), which provides managerial services to VGE Master. VLF has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Long Fund GP LLC (“VLFGP”), and by VGI, which provides managerial services to VLF. Viking Opportunities has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Viking Opportunities GP”), and by VGI, which provides managerial services to Viking Opportunities. O. Andreas Halvorsen, David C. Ott and Rose S. Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI), VGP, VLFGP and Viking Opportunities GP, have shared power to direct the voting and disposition of investments beneficially owned by VGI, VGP, VLFGP and Viking Opportunities GP. The business address of each of the Viking Global Entities is c/o Viking Global Investors LP, 55 Railroad Avenue, Greenwich, Connecticut 06830.

(4)

Based on a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group. Consists of 9,331,683 shares of common stock. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. No one other person’s interest in the securities reported herein is more than 5%. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Based on a Schedule 13G/A filed with the SEC on February 3, 2022 by BlackRock, Inc. Consists of 9,275,590 shares of common stock and includes holdings from the following subsidiaries: BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock Fund Advisors; and BlackRock Fund Managers Ltd. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of BridgeBio Pharma, Inc. No one person’s interest in the common stock of BridgeBio Pharma, Inc. is more than five percent of the total outstanding common shares. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(6)

Consists of: (i) 7,535,651 shares of common stock, of which 4,727,243 shares are held by Dr. Kumar, of which 959,761 shares are subject to our right of repurchase as of March 31, 2022; 1,612,722 shares are held by the Kumar Haldea Revocable Trust; and 1,195,686 shares are held by the Kumar Haldea Family Irrevocable Trust (Dr. Kumar disclaims beneficial ownership of the shares held in the trusts); (ii) 1,624,438 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2022 or exercisable within 60 days thereafter and (iii) 68,705 restricted stock units (“RSUs”) that are vested and releasable within 60 days of March 31, 2022.

(7)

Consists of (i) 306,355 shares of common stock held by Dr. Stephenson, of which 100,316 shares are subject to our right of repurchase as of March 31, 2022, (ii) 494,011 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2022 or exercisable within 60 days thereafter and (iii) 26,680 restricted stock units that are vested and releasable within 60 days of March 31, 2022.

(8)

Consists of (i) 1,204,764 shares of common stock held by Dr. Homcy, of which 146,184 shares are subject to our right of repurchase as of March 31, 2022, (ii) 274,265 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2022 or exercisable within 60 days thereafter and (iii) 3,195 restricted stock units that are vested and releasable within 60 days of March 31, 2022.

(9)	Consists of 92,726 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2022 or exercisable within 60 days thereafter.
(10)

Consists of (i) 3,576 shares of common stock held by Ms. Cook and (ii) 109,810 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2022 or exercisable within 60 days thereafter.

(11)	Consists of 20,000 shares of common stock held by Mr. Dachille.
(12)

Consists of (i) 10,402 shares of common stock held by Mr. Daniels and (ii) 61,036 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2022 or exercisable within 60 days thereafter.

(13)	Consists of 12,000 shares of common stock held by Mrs. Ellis.
(14)	Consists of 19,300 shares of common stock held by Mr. Hassan.
(15)

Consists of (i) 48,099 shares of common stock held by Dr. Lo, (ii) 33,741 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2022 or exercisable within 60 days thereafter, and (iii) 205,583 shares held in trust by Andrew W. Lo and Nancy N. Lo JTWROS.

(16)

Consists of (i) 88,491 shares of common stock held by Mr. Momtazee, and (ii) 117,653 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2022 or exercisable within 60 days thereafter.

(17)	Includes 252,130 shares of common stock issuable upon the exercise of options held by Mr. Satvat that are vested as of March 31, 2022 or exercisable within 60 days thereafter.
(18)

Consists of (i) 17,600 shares of common stock held by Mr. Saunders and (ii) 33,741 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2022 or exercisable within 60 days thereafter.

(19)

Consists of (i) 45,860 shares of common stock held by Dr. Scheller, of which 20,882 shares are subject to our right of repurchase as of March 31, 2022, (ii) 109,948 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2022 or exercisable within 60 days thereafter and (iii) 68,705 restricted stock units that are vested and releasable within 60 days of March 31, 2022.

(20)

Consists of (i) 21,000 shares of common stock held by Dr. Scott, and (ii) 33,741 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2022 or exercisable within 60 days thereafter.

(21)	Consists of 1,764 shares of common stock held by Dr. Valantine.
(22)	Consists of the number of shares beneficially owned by the named executive officers and directors listed in the table above.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2021, except that each of Mr. Dachille, Mrs. Ellis and Mr. Hassan filed a late statement of changes in beneficial ownership of securities on Form 4 on August 26, 2021.

PROPOSAL 2

NON-BINDING, ADVISORY VOTE TO APPROVE THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our Board of Directors is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Exchange Act, our Board of Directors is providing the stockholders with an opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

The following proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this proxy statement. Accordingly, we are asking our stockholders to vote for the following resolution:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Before you vote, we recommend that you read the Executive Compensation section of this proxy statement for additional details on our executive compensation programs and philosophy.

This vote is advisory, and therefore not binding on us, the Board of Directors or the Compensation Committee. However, our Board of Directors and Compensation Committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

Vote Required

Approval on a non-binding, advisory basis of the compensation of our named executive officers requires an affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2022. Representatives of Deloitte will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection Deloitte as the Company’s independent registered public accounting firm, and stockholder ratification is not binding on the Company, the Board of Directors or the Audit Committee. The Company requests such ratification, however, as a matter of good corporate practice. Our Board of Directors, including our Audit Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the ratification of the selection of Deloitte as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns, although the Audit Committee, in its discretion, may still retain Deloitte.

Independent Registered Public Accounting Firm Fees And Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2020 and December 31, 2021 by Deloitte.

Fees billed	2020 Deloitte	2021 Deloitte
Audit Fees	$3,561,166	$3,611,234
Audit-Related Fees	—	—
Tax Fees	12,600	388,598
All Other Fees	7,391	188,391

Total	$3,581,156	$4,188,222

Audit Fees. This category consists of fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, assistance with registration statements filed with the SEC, services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements and other fees in connection with our adoption of new accounting pronouncements. This category also includes fees for services incurred in connection nonrecurring transactions completed in each of 2020 and 2021.

Audit-Related Fees. This category consists of fees billed for related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the Audit Fees category.

Tax Fees. This category consists of fees for services provided for tax consultation services.

All Other Fees. This category consists of fees for all other services that are not reported above.

Audit Committee Pre-Approval Policies

The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent registered public accounting firm. The Audit Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company

Accounting Oversight Board), except that pre-approval is not required for the provision of non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may delegate to the Chair of the Audit Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the Audit Committee at its next scheduled meeting. All services provided by Deloitte during fiscal years 2020 and 2021 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

Required Vote

The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.

The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act of 1933 or the Exchange Act that might incorporate filings made by the Company under those statutes, the Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at https://bridgebio.com.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2021 with the Company’s management and Deloitte & Touche LLP. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board Rule 3526 and the Audit Committee discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2021.

The Audit Committee and the Board of Directors have recommended the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

AUDIT COMMITTEE

ANDREA J. ELLIS, CHAIR

ERIC AGUIAR

RANDAL W. SCOTT

HOUSEHOLDING OF PROXY MATERIALS

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares.

Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the notice. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Accompanying this Proxy Statement is our Annual Report. Copies of our Annual Report are available free of charge on our website at https://bridgebio.com or you can request a copy free of charge by sending a request online by accessing our website (https://bridgebio.com) and selecting the “Investors” tab and “Contact IR”. Please include your contact information with the request.

By Order of the Board of Directors,

BridgeBio Pharma, Inc.

/s/ Neil Kumar

Neil Kumar
Chief Executive Officer

April 29, 2022

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D82663-P70000 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. BRIDGEBIO PHARMA, INC. 421 KIPLING STREET PALO ALTO, CA 94301 Nominees: 01) Neil Kumar, Ph.D. 02) Charles Homcy, M.D. 03) Douglas A. Dachille 04) Ronald J. Daniels 05) Andrew W. Lo. Ph.D. 2. To cast a non-binding, advisory vote to approve the compensation of the Company’s named executive officers. 1. To elect five (5) directors, Neil Kumar, Ph.D., Charles Homcy, M.D., Douglas A. Dachille, Ronald J. Daniels and Andrew W. Lo, Ph.D., to serve as Class III directors to hold office until the date of the Annual Meeting of Stockholders following the year ending December 31, 2024 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal. BRIDGEBIO PHARMA, INC. The Board of Directors recommends that you vote “FOR” the nominees listed in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3: NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 21, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BBIO2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 21, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w D82664-P70000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. BRIDGEBIO PHARMA, INC. Annual Meeting of Stockholders June 22, 2022 9:00 a.m. Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Neil Kumar, Ph.D. and Brian C. Stephenson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIDGEBIO PHARMA, INC. held of record by the undersigned on April 25, 2022 at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on June 22, 2022, at www.virtualshareholdermeeting.com/BBIO2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR” the nominees listed in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3. Continued and to be signed on reverse side